                                              Exhibit 10.54


                         MANAGEMENT AGREEMENT

                                 AMONG

                      WESTLAND GARDEN STATE PLAZA
                     LIMITED PARTNERSHIP ("OWNER"),

                 WESTFIELD CORPORATION, INC. ("MANAGER")

                   HRE GARDEN STATE PLAZA, INC. ("HRE")

                    WESTLAND MANAGEMENT, INC. ("WMI")

                                  AND

                     WESTLAND PARTNERS, INC. ("LP")

                       DATED AS OF JULY 1, 1993

                        MANAGEMENT AGREEMENT

                         TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
I.        CERTAIN DEFINITIONS....................................     2

II.       APPOINTMENT............................................    13

III.      MANAGER'S DUTIES.......................................    13

       A. Operating Standard; Duties.............................    13
       B. Independent Contractor; Employees......................    16
       C. Compliance with Requirements...........................    16
       D. Implementation of Annual Plan..........................    17
       E. Property Manager.......................................    18
       F. No Default.............................................    18
       G. Powers.................................................    18

IV.       LEASING THE PROPERTY...................................    20

       A. Leasing Obligations....................................    20
       B. Brokers................................................    21
       C. Temporary Leases.......................................    21
       D. Small Shop Leases......................................    22
       E. Large Shop Leases and Nonconforming
          Small Shop Leases......................................    22
       F. Anchor Leases..........................................    22
       G. Lease Negotiation Fee..................................    23
       H. Leasing Guidelines.....................................    23
       I. Occupant Improvements..................................    23

V.        TENANT RELATIONS.......................................    23

       A. Reasonable Efforts.....................................    23
       B. Procedures.............................................    23
       C. Enforcement of Leases..................................    24

VI.       RECEIPTS...............................................    24

       A. Cash Receipts..........................................    24
       B. Checks.................................................    25
       C. Security Deposit Account...............................    25

VII.      ANNUAL PLAN............................................    25

       A. Interim Annual Plan....................................    25
       B. Submission of Annual Plans.............................    26
       C. Owner's Approval.......................................    27
       D. Miscellaneous Provisions...............................    28

                                       i



                                                                   PAGE
                                                                   ----
VIII.     DISBURSEMENTS..........................................    28

       A. Payment of Operating Expenses..........................    28
       B. Distributions to Owner.................................    29

IX.       ADVANCES FOR OPERATING EXPENSES........................    29

       A. Notification...........................................    29
       B. Owner's Advances.......................................    30
       C. Indemnification........................................    30

X.        FIDELITY INSURANCE COVERAGE............................    31

XI.       MAINTENANCE OF THE PROPERTY............................    31

       A. Standard...............................................    31
       B. Labor and Employees....................................    32
       C. Supplies and Equipment.................................    32
       D. Enforcement of Contracts...............................    32
       E. Emergencies............................................    32

XII.      RECORDS AND REPORTS....................................    33

       A. Monthly Reports........................................    33
       B. Material Matters.......................................    36
       C. Financial Statements...................................    36
       D. Records................................................    38
       E. Production of Records and Information..................    39
       F. General Qualifications.................................    41
       G. Tax Returns............................................    42

XIII.     COSTS AND EXPENSES - COMPENSATION......................    42

       A. Management Fee.........................................    42
       B. Expense Reimbursement..................................    43
       C. Leasing................................................    44
       D. No Duplication.........................................    44

XIV.      INSURANCE..............................................    44

XV.       ALTERATIONS............................................    44

XVI.      TERMINATION............................................    45

       A. Term...................................................    45
       B. Non-Curable Terminating Events.........................    45
       C. Curable Defaults.......................................    46
       D. Termination by Manager.................................    48
       E. Manager's Rights and Obligations on
          Termination............................................    49

                                      ii



                                                                   PAGE
                                                                   ----
XVII.     DELIVERY OF DOCUMENTS AND NOTICES......................    50

XVIII.    MISCELLANEOUS PROVISIONS...............................    52

       A. Law to Apply...........................................    52
       B. Incorporation by Reference.............................    52
       C. Section Headings and References........................    52
       D. Terms..................................................    52
       E. Waiver.................................................    52
       F. Severability...........................................    52
       G. Counterparts...........................................    52
       H. Time...................................................    53
       I. Incorporation of Prior Agreements......................    53
       J. Further Assurances.....................................    53
       K. Attorneys' Fees........................................    53
       L. Personal Agreement.....................................    54
       M. No Partnership.........................................    54
       N. Amendments.............................................    54
       O. Indemnities............................................    55
       P. Object of Agreement....................................    56
       Q. Limitation of Liability................................    56
       R. REIT Status............................................    56
       S. Owner's Lenders and/or Purchasers......................    58
       T. Alternative Dispute Resolution.........................    59
       U. Unilateral Acts by HRE.................................    61
       V. Liability Limited to Percentage
          Interests..............................................    61
       W. Several Liability......................................    61
       X. Execution by Partners..................................    61
       Y. Binding Effect.........................................    61
       Z. No Third Party Beneficiary.............................    62
       AA.Cumulative Rights......................................    62

EXHIBITS

A.   Legal Description Including Expansion Site
B.   Initial Leasing Guidelines
C.   Interim Annual Plan for period from July 1, 1993
     through June 30, 1994
D.   Australian Holidays

                                                         GARDEN STATE PLAZA

                             MANAGEMENT AGREEMENT

          THIS MANAGEMENT AGREEMENT ("Agreement"), is made and entered into as of this first day of July, 1993 by and among WESTLAND GARDEN STATE PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership ("OWNER"), WESTFIELD CORPORATION, INC., a Delaware corporation ("MANAGER"), HRE GARDEN STATE PLAZA, INC., a Delaware corporation (together with its permitted successors and assigns permitted under the terms of the Partnership Agreement, "HRE"), WESTLAND MANAGEMENT, INC., a Delaware corporation (together with its permitted successors and assigns permitted under the terms of the Partnership Agreement, "WMI") and WESTLAND PARTNERS, INC., a Delaware corporation (together with its permitted successors and assigns permitted under the terms of the Partnership Agreement, ("LP").

                            W I T N E S S E T H:

          WHEREAS, Owner is the owner of that certain shopping center located in Paramus, New Jersey and commonly known as the Garden State Plaza;

          WHEREAS, Owner and Manager desire to enter into this Agreement to appoint Manager to manage the Property (as defined below) upon all of the terms and conditions set forth in this Agreement; and

          WHEREAS, HRE, WMI and LP are the constituent partners of Owner and have joined in the execution of this Agreement to assure their ability to enforce their respective rights expressly granted under Article XVI herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                   ARTICLE 1

                              CERTAIN DEFINITIONS

          As used in this Agreement, the following terms shall have the meanings respectively set forth in this Article I:

          "AFFILIATE" means, with respect to any Person (the "Subject Person"), any other Person controlling, controlled by or under common control with the Subject Person, provided that (x) such other Person owns, directly or indirectly, a majority economic interest in the Subject Person, or (y) the Subject Person owns, directly or indirectly, a majority economic interest in such other Person, or (z) a majority economic interest in the other Person is owned, directly or indirectly, by another Person which also owns, directly or indirectly, a majority economic interest in the Subject Person. As used in this definition of "Affiliate," the term "control" means, with respect to any Person, the right to the exercise, directly or indirectly, of a majority of the voting rights attributable to such Person, and the term "majority" means greater than fifty percent (50%).

          "ANCHOR LEASE" means a Lease for an Anchor Tenant.

          "ANCHOR TENANT" means an Occupant that is a retail store having not less than 50,000 square feet of useable space at the Property.

          "ANNUAL PLAN" means the plan for the operation, leasing, maintenance and improvement of the Property prepared by Manager and approved by Owner as provided herein for each Fiscal Year.

          "BANKRUPTCY" of any Person means the occurrence of any of the following events:

                 (i) if such Person shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future Federal bankruptcy act or any other present or future applicable Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such Person of all, or substantially all of, its property (the term "acquiesce" meaning the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within thirty (30) days after the appointment); or

                 (ii) If a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy act, or any other present or future Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and such Person shall acquiesce in the entry of such order, judgment or decree (the term "acquiesce" meaning the failure to file a petition or motion to vacate or discharge any order, judgment or decree within thirty (30) days after the entry of such order, judgment or decree), or such order, judgment or decree shall remain unvacated and unstayed for a period of ninety (90) days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or substantially all of its property shall be appointed without the consent or acquiescence of such Person and such appointment shall remain unvacated and unstayed for a period of ninety (90) days; or

                 (iii) if such Person shall admit in writing its inability, or shall fail generally, to pay its debts as they mature; or

                 (iv) if such Person shall give notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations or payments; or

                 (v) if such Person shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or

                 (vi) if any assets of such Person are attached, seized or subjected to a garnishment or other action by a creditor of such Person seeking to realize upon a judgment against such Person, and such attachment, seizure, garnishment or other action is not vacated, stayed or otherwise resolved within ninety (90) days thereafter.

     "BUSINESS DAY" means a day which is not a Saturday, Sunday, legally recognized public holiday in the United States or the State of New Jersey or any other day identified on EXHIBIT D attached hereto.

     "COMMON AREAS" means all those parts of the Property which are not exclusively used or intended for the exclusive use of any particular Occupant. Common Areas shall include, without limitation, the following areas within the Property: parking areas and facilities, traffic control and information signs and equipment, roadways, pedestrian sidewalks, public transportation loading and unloading facilities not devoted to a single Occupant, truckways, delivery areas, landscaped areas, community rooms, office facilities, Property Manager's office, elevators, escalators, the enclosed mall including space occupied by carts or kiosks, roof, skylights, beams, stairs and ramps not contained within any Occupant's floor area, public restrooms and comfort stations, service areas, service and fire exit corridors and passageways, those areas within the Property and adjacent to the Property containing signs, pylons or structures advertising the Property, and other areas, amenities, facilities and improvements provided by Owner for the convenience and use of Owner, the Occupants and their respective concessionaires, agents, employees, customers, invitees and other licensees.

     "DEVELOPER" means Westfield Corporation, Inc., together with its permitted successors and assigns, as developer under the Development Agreement.

     "DEVELOPMENT AGREEMENT" means that certain Development Agreement of even date herewith among Owner, Developer, HRE, WMI and LP regarding the development of a certain expansion at the Property.

     "DISCRETIONARY EXPENSES" means all Operating Expenses that are not Non-Discretionary Expenses.

     "EMERGENCY" means an event which, in Manager's reasonable judgment, requires action to be taken prior to the time that approval could (as reasonably determined by

Manager) be obtained from Owner, in order to comply with Legal Requirements or Insurance Requirements or to preserve the Property, or for the safety of any employees, Occupants, customers or invitees of the Property, or to avoid the suspension of any services necessary to, or required by, the Occupants, customers or invitees thereof.

     "FISCAL YEAR" means the calendar year.

     "GUARANTY" means that certain Guaranty of Payment and Performance of even date herewith, made by Westfield Holdings Limited, as Australian corporation incorporated in the State of New South Wales, guaranteeing to Owner the performance by Manager of its obligations under this Agreement.

     "GROSS INCOME" in respect of a particular period means all minimum, fixed and percentage rents, and all other receipts, revenues, proceeds and other monies received from or in connection with the operation of the Property in respect of such period, directly or indirectly and from any source whatsoever including, without limitation, all payments made to Owner by Occupants including, but not limited to (a) minimum, fixed and percentage rent (including proceeds from any litigation wherein damages equivalent to or based upon rent from a defaulted tenant are recovered, exclusive of interest), (b) Common Area maintenance charges, (c) contributions for personal and real property taxes and sales taxes, insurance premiums and deductibles, utilities, heating, ventilating and air conditioning, domestic water and waste handling, sprinkler charges, Manager's administrative costs and any other expenses of the Property for the payment of which Occupants are obligated to contribute pursuant to their respective Leases, and (d) security deposits which have been applied to rent. Gross Income shall be calculated on an accrual basis in accordance with generally accepted accounting principles.

     "INDEX" with respect to any applicable calculation that is provided for herein, for each particular year or period in question, means the "All Items" portion of the Consumer Price Index for All Urban Consumers: U.S. City Average (1982-84 = 100), issued and published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the terms or number of items contained in the Index, of if the Index is altered, modified, converted or revised in any way, then the Index shall be determined by reference to the index designated as the successor to the prior Index or other substitute index published by the government of the United States and new index numbers shall be substituted for the old index numbers in making the calculations, as may be appropriate. If at any time the Bureau of Labor Statistics shall no longer publish such Index, then any successor or substitute index to the Index published by said Bureau or other governmental agency of the United States, and similarly adjusted as aforesaid, shall be used. If such a successor or substitute index is not available or may not lawfully be used for the purposes herein stated, a reliable governmental or other non-partisan publication selected by Owner and reasonably acceptable to Manager shall be used in evaluating the information theretofore used in determining the Index.

     "INSURANCE REQUIREMENTS" means the requirements of any insurer, insurance carrier, board of fire underwriters or any other entity performing the same or similar functions, to the extent that such requirements are applicable to the Property, or any portion thereof, the use or manner of use of the same, or to Owner in its capacity as owner of the Property.

     "LAND" means that certain parcel or parcels of real property legally described in EXHIBIT A attached hereto.

     "LARGE SHOP LEASE" means any Lease which is not an Anchor Lease, a Small Shop Lease or a Temporary Lease.

     "LEASE" means any lease, sublease, license to occupy or other right of occupancy, use or possession of the Property or any part of the Property, entered into or granted by or on behalf of Owner or by or on behalf of Owner's predecessors in title, whether temporarily or for a fixed or periodic term, whether or not recorded and whether oral or written including, without limitation, any storage license, cart or kiosk lease or license, and any other temporary lease or license. "LEASES" means each and every Lease in effect at the applicable time, collectively.

                  "LEASING GUIDELINES" means the annual leasing guidelines for the Property approved by Owner as an element of each Annual Plan prepared by Manager hereunder. Owner acknowledges that the initial Leasing Guidelines attached hereto as Exhibit B have been approved by Owner.

                  "LEGAL REQUIREMENTS" means all laws, statutes, codes, ordinances, orders, regulations, judgments, decrees and directions of all federal, state and local governments and courts and the appropriate agencies, officers, departments, boards, authorities and commissions thereof, whether now or hereafter enacted, to the extent that the same are applicable to the use or operation of the Property or any portion thereof.

                  "MEDIA FUND" means the media fund or other like fund or organization established, operated and maintained by Manager in accordance with the Annual Plan for the advertising, merchandising and promotion of the Property.

                  "NON-DISCRETIONARY EXPENSES" means those Operating
      Expenses, the payment and amount of which are not within the discretion of Owner or Manager, including without limitation utility charges, salaries, wages and benefits of Property employees and personnel, scheduled payments of principal and interest on indebtedness encumbering the Property, real estate and personal property taxes and assessments, insurance premiums, amounts due and payable under service contracts and other agreements entered into in accordance with any Annual Plan, and Operating Expenses required to be paid by Legal Requirements or Insurance Requirements.

                  "OCCUPANTS" means all Persons using or in possession or occupation of any portion of the Property from time to time under any Lease.

                  "OPERATING BUDGET" means the annual operating budget for the Property to be included in the Annual Plan prepared by Manager hereunder, as approved by Owner for the relevant Fiscal Year.

                  "OPERATING EXPENSES" means the total for each relevant period of the costs and expenses incurred or accrued solely and directly in respect of the Property by Owner or by Manager on behalf of Owner in accordance with this Agreement. Subject to the foregoing, Operating Expenses shall include, without limitation:

                          (i) all rates, taxes, assessments, and impositions
             whatsoever (whether assessed, charged or imposed by or under Federal, State or local Legal Requirements) assessed, charged or imposed in respect of the Property or Owner in its capacity as owner of the Property, except to the extent that Owner has elected to appeal the same, including, without limitation, sales taxes paid by Manager with respect to goods or services benefiting the Property, but excluding those taxes specified in paragraph (a) below of this definition;

                  (ii) charges for supply of water, sewerage, gas, electricity and other utilities supplied to the Common Areas, and the disposal of all garbage and refuse from the Common Areas;

                  (iii) costs of operating, maintaining, repairing and cleaning all areas of the Property, including the salary, wages, benefits and other costs of all on-site employees at the Property as may be necessary or appropriate for the proper operation thereof and the performance by Manager of its obligations hereunder, all in accordance with the Annual Plan;

                 (iv) all charges for leasing or licensing, operating, maintaining and repairing the lighting and HVAC systems, vertical or horizontal transportation equipment, sanitary, security and fire detection and fighting equipment and all other equipment, machinery and systems provided for or to the Property from time to time, in accordance with the Annual Plan;

                 (v) the portion of overhead costs incurred by or on behalf of Manager in performing its duties under this Agreement which are for the sole benefit of the Property and have been approved by Owner in the Annual Plan for the applicable Fiscal Year, including, without limitation, an appropriate proportion of actual (i.e., without the inclusion of any profit margin) employment and employment related costs incurred in connection with the provision of such services (e.g., the applicable portion of the salary, benefits and other employment costs of an accountant, whether or not on-site, providing accounting services on behalf of Manager for the benefit of Owner with respect to the Property). The portion of such overhead costs included in Operating

      Expenses shall not include any profit element unless such profit element is disclosed to and approved by Owner (separately or in the Annual
      Plan);

                  (vi) the costs of leasing, maintenance, registration and other expenses including depreciation and holding costs incurred in respect of vehicles used by employees of Manager or a Related Person performing services for Manager for the benefit of the Property which are properly incurred in the performance by Manager of its duties and obligations under this Agreement, in accordance with the Annual Plan;

                  (vii) all fees and charges incurred in connection with the opening, maintenance and operation of the Operating Trust Account and any other bank accounts operated for the Property by Manager solely on behalf of Owner;

                  (viii) advertising, marketing and promotional costs for the Property in accordance with the applicable Annual Plan or which otherwise have been approved in writing by Owner;

                  (ix) the fees of consultants incurred in accordance with the Annual Plan by Manager in accordance with this Agreement or at the written request of Owner from time to time in connection with the performance by Manager of its duties and obligations under this Agreement including, without limitation, the enforcement of all Leases;

                  (x) all contributions made by Owner or Manager on behalf of Owner from time to time to the Media Fund;

                  (xi) the payment or reimbursement of the applicable portion of costs incurred by Owner or by or on behalf of Manager for insurance and claims management services for the Property in accordance with the Annual Plan, whether such payment is incurred pursuant to any master policy covering other properties under the management of Manager or any Related Person, or otherwise;

                  (xii) all expenses incurred by Manager in accordance with the Annual Plan or as otherwise approved in writing by Owner in connection with equipment provided by or on behalf of the Manager or by others for the pur-
pose of the operation and maintenance of the Property or the applicable proportion of such costs relating solely to the Property including, without limitation, all financing, leasing, depreciation and other charges incurred in respect of such equipment and legal and other costs associated with the arranging thereof;

          (xiii) miscellaneous donations made by the Manager from time to time in the course of operations of the Property in accordance with the Annual Plan or as otherwise approved in writing by Owner;

          (xiv) audit and accountancy fees incurred in accordance with the Annual Plan in connection with the preparation of any accounts or financial statements relating solely to the Property prepared on behalf of Owner for the purposes of providing the financial information to Owner required by this Agreement and enabling the Manager to perform its other obligations hereunder, if those fees have not otherwise been charged pursuant to paragraph (v) of this definition;

          (xv) all third party costs and expenses incurred by the Manager solely and directly for the benefit of the Property in connection with the lease or license of space within the Property in accordance with the Annual Plan or as otherwise approved in writing by Owner, excluding, however, brokerage or agency fees, commissions or expenses payable to Manager or any third parties;

          (xvi)   the Management Fee payable to Manager in accordance with
Article XIII hereof;

          (xvii) general expenses associated with the Property incurred in accordance with the Annual Plan or as otherwise approved in writing by Owner; and

          (xviii) all costs incurred in accordance with the Annual Plan or as otherwise approved in writing by Owner in connection with (x) complying with Legal Requirements and Insurance Requirements binding the Property, binding Owner in its capacity as owner of the Property, or binding Manager in its capacity as Owner's agent; and (y) enforcing compliance with Legal Requirements and Insurance Requirements binding Occupants, contractors or consultants, provided, however that if any such non-compliance was caused by Manager's negligence, willful misconduct or default in the performance or ob-servance of any term, condition or covenant contained in this Agreement, any incremental increase in the cost of enforcing such compliance shall be borne by Manager and shall not be an Operating Expense;

PROVIDED, HOWEVER, that notwithstanding the foregoing, "OPERATING EXPENSES" shall exclude:

          (a) income, capital gains tax and any other taxes imposed on Owner, Manager or Occupants in their capacities as individual taxpayers;

          (b) the fees of consultants and other costs incurred as a result of Manager's negligence, willful misconduct or default in the performance or observance of any term, condition or covenant contained in this Agreement;

          (c) premiums and other costs payable by Manager for fidelity bond insurance; and

          (d) all costs, expenses and overhead allocations including, without limitation, all capital costs (including for equipment purchased or leased), incurred by Manager unless they are incurred in accordance with the Annual Plan, or are otherwise approved or authorized in writing by Owner.

          Operating Expenses shall be calculated on an accrual basis in accordance with generally accepted accounting principles.

          "OPERATING TRUST ACCOUNT" means a separate interest-bearing trust account approved by Owner, to be established by Manager solely for the Property in trust for and in the name of Owner, on which the Manager may draw pursuant to the terms and conditions of this Agreement.

          "PARTNERSHIP AGREEMENT" means that certain Amended and Restated Limited Partnership Agreement of Westland Garden State Plaza Limited Partnership, of even date herewith by and among HRE Garden State Plaza, Inc., Westland Management, Inc. and Westland Partners, Inc., together with their respective successors and assigns, regulating their relationship as the constituent partners of Owner.

          "PERSON" means an individual, partnership, joint venture, corporation, trust, unincorporated association or other entity.

          "PRIME RATE" means the rate of interest announced by Morgan Guaranty Trust Company, New York, New York, or its successors, from time to time as its "prime" rate, or if no such rate is announced, then the rate charged to its best corporate customers for demand loans.

          "PROPERTY" means the Land together with all of the improvements now or hereafter erected thereon (including, without limitation, buildings, parking structures, paved areas, landscaped areas, landscaping, sidewalks, bridges and tunnels) commonly known as the Garden State Plaza together with all fixtures, machinery, equipment, and other property located thereon belonging to or leased or licensed by or for Owner and used in connection with the operation thereof.

          "RELATED PERSON" means, with respect to any Person (the "Subject Person"), any other Person having any of the following relationships with the Subject Person:

          (i)    any Affiliate of the Subject Person;

          (ii) any other Person owning directly or indirectly more than fifteen percent (15%) of the issued and outstanding stock of, or more than a fifteen percent (15%) beneficial interest in, the Subject Person;

          (iii) any other Person more than fifteen percent (15%) of the issued and outstanding stock of which, or more than a fifteen percent (15%) beneficial interest in which, is owned directly or indirectly by the Subject Person; or

          (iv) any OIC (as defined in the Partnership Agreement) of the Subject Person or any Person with respect to whom the Subject Person is the OIC.

          "SMALL SHOP LEASE" means any Lease which both (i) covers a gross leasable area at the Property which is five thousand (5,000) square feet or less, and (ii) has a term, including renewal options (if any), less than or equal to ten (10) years; provided, however that the term

"Small Shop Lease" expressly excludes all Temporary Leases.

          "STANDARD FORM OF SHOP LEASE" means the standard form leasing documents for Small Shop Leases and Large Shop Leases at the Property as approved by Owner, as the same may be amended from time to time in accordance with the provisions of this Agreement.

          "TEMPORARY LEASE" means any Lease of a temporary or seasonal nature, having a term, including renewal options (if any) of less than one
(1) year, including without limitation, short-term concessions or license agreements and cart or kiosk leases or licenses for less than one year.

                                ARTICLE II

                               APPOINTMENT

          Owner hereby appoints Manager to rent, lease, operate, manage and direct the operation of the Property subject to the terms and conditions hereinafter set forth. The appointment of Manager shall be exclusive to Manager except to the extent that Manager otherwise agrees from time to time in Manager's sole and absolute discretion. Manager warrants, represents and covenants that it, together with its Affiliates in the United States, has and shall continue to possess the skill, experience and resources necessary to rent, lease, operate, manage and direct the operation of the Property in accordance with the terms of this Agreement.

                                 ARTICLE III

                              MANAGER'S DUTIES

          A. OPERATING STANDARD; DUTIES. Manager and Owner each warrants to the other that it shall perform its obligations under this Agreement and deal with the other with the utmost good faith and honesty. Manager shall exercise its powers and perform its duties and obligations under this Agreement in a careful and diligent manner, and shall exercise its professional competence in managing the Property at the prevailing national standard of industry practice for top tier regional malls. Owner acknowledges that the current standard at which the Property is managed complies with this require-ment. Manager shall devote as much time and resources to the management of the Property as is necessary to manage the Property at the standard described above, regardless of the demands placed upon Manager from the operation of other malls under its management. Manager shall make available to Owner the advice, expertise and judgment of its organization and its Affiliates relating to the management, operation, maintenance, repair and improvement of the Property. Manager shall be alert to, shall use its diligent, good faith efforts at all times to minimize, and shall professionally address and resolve, taking into consideration the best interests of Owner, any potential conflicts of interest arising out of (i) the management or operation by it or any one of its Related Persons of any mall which competes with the Property, or (ii) the employment or engagement of, or any tenancies, negotiations or transactions with, any Related Person to Manager. Without limiting the generality of the foregoing, Manager shall perform the following duties, subject to the limitations imposed by the Annual Plan and all other provisions of this Agreement:

          (1) The collection of all amounts payable to Owner by Occupants under the Leases, and contributions by Owner for capital expenses or Operating Expenses, the prompt deposit of all such amounts in the Operating Trust Account and the investment of all surplus funds in accordance with the Annual Plan or as otherwise directed by Owner;

          (2) To the extent funds are available to Manager from the Property or from advances made by Owner, the payment of all Operating Expenses and capital expenses of the Property;

          (3) The negotiation (subject, however, to the approved Leasing Guidelines), administration and enforcement by commercially reasonable methods of all Leases and all other service, maintenance and other agreements or contracts made by or on behalf of Owner for the Property, and the performance of the obligations specified in Article IV relating to the leasing of the Property;

          (4) The engagement and supervision of contractors and consultants, and the selection, engagement, employment, payment, replacement and supervision of Property employees as may be necessary or appropriate for the proper operation of the Property and the performance by

Manager of its obligations under this Agreement, in each case in accordance with the Annual Plan or as otherwise authorized or approved in writing by Owner;

          (5) The cleaning, maintenance, servicing and repair of the Property (whether by Manager or through supervision of contractors and/or Property employees), including all machinery, equipment and other items whether leased by Manager or provided by Owner for the operation of the Property, in accordance with Article XI;

          (6) The management and administration of the Media Fund and the supervision and coordination of Occupants concerning the advertising, merchandising and promotion of the Property and the Occupants' respective businesses in accordance with the Annual Plan or as otherwise approved in writing by Owner;

          (7) The provision to Owner of the financial and other information specified in Article XII;

          (8) The making of recommendations concerning the Property (including, without limitation, as to the tenant mix, maintenance, refurbishment of the Property and structural alterations or improvements to the Property) as Owner may from time to time require;

          (9) Preparing, maintaining and providing copies to Owner of all depreciation schedules for the machinery, equipment and other property located at the Property;

          (10) Notifying Owner of any tax assessments, reassessments, or other impositions relating to the Property or to Owner in its capacity as owner of the Property received by or on behalf of the Manager and the handling of any relevant appeals at the request and cost of Owner;

          (11) Attending, by telephone or in person, such meetings with any one or more of the representatives of Owner as Owner may reasonably require (provided Manager receives reasonable notice thereof) for the purposes of delivering Annual Plans, reports, financial statements and other documents, making such recommendations or discussing such aspects of the operation and management of the Property as Manager is required to provide under this Agreement, provided that this provision will not be deemed to require Manager to deliver Annual Plans, re-ports, financial statements or other documents at times earlier than the times otherwise set forth herein:

         (12) Formulating and, subject to the Annual Plan, implementing an insurance program for the Property;

         (13) The management, administration, supervision and coordination of all design and construction associated with the maintenance, repair and/or leasing of the Property including all tenant improvements to be constructed at the Property, but excluding all initial construction and tenant improvements associated with any expansion of the improvements at the Property, provided, however, that Manager shall not be required to perform any actual design or construction work, and provided further that with respect to tenant improvements, Manager shall only be responsible for the approval, supervision and coordination of the design of any Occupant's store to the extent contemplated in such Occupant's Lease, including without limitation the design of such Occupant's store front and the specifications of such Occupant's equipment; and

         (14) Performing all additional duties which Owner may require
Manager to perform from time to time which are (a) consistent with the provisions of this Agreement, and (b) generally performed by property managers of top tier regional malls.

         B. INDEPENDENT CONTRACTOR; EMPLOYEES. In performing its duties hereunder, Manager at all times shall be acting as an independent contractor contracted by Owner (except where acting as agent for Owner as required pursuant to this Agreement) and all Property staff and other personnel employed, contracted with, paid or supervised by Manager (including without limitation, contractors and consultants) shall be independent contractors or employees of Manager and shall not be employees of Owner.

        C. COMPLIANCE WITH REQUIREMENTS. Subject to the Annual Plan or as otherwise approved or authorized in writing by Owner, Manager shall manage, maintain and operate the Property in compliance with (1) all Legal Requirements concerning the Property, Owner or the obligations to be performed by Manager under this Agreement; (2) the provisions of all mortgages, notes or deeds of trust and any other instruments encumbering the Property as the same shall affect the use, occupancy and maintenance of the Property, provided that Manager shall not be obligated to comply with the terms of any amendments or modifications of such mortgages, notes or deeds of trust unless Owner has delivered copies to Manager of any of such amendments or modifications which impose new or additional requirements or restrictions on Manager or the leasing or operation of the Property; (3) all Insurance Requirements; (4) the Leases; and (5) all covenants binding Manager under agreements or arrangements made with third parties including, without limitation, contractors, consultants and the lessors of any leased equipment or machinery, and, to the extent it is in Manager's legal capacity to do so, Manager shall perform all obligations binding Owner under agreements or arrangements made with third parties. If Manager ascertains that the Property is not in compliance with any of the foregoing items and such compliance is not contemplated by the Annual Plan, Manager shall notify Owner, and Owner shall instruct Manager in writing as to how to proceed. To the extent that Manager complies with Owner's instructions relating to Owner's, Manager's or the Property's compliance or non-compliance with any of the foregoing items, Manager shall in no event be deemed in breach of any provision of this Agreement, and Manager shall be fully indemnified under the provisions of
Section XVIII.O(2).


          Notwithstanding the foregoing, Manager, with the prior written approval of Owner, shall be entitled to contest in good faith any Legal Requirement or Insurance Requirement provided that such contest will not result in the cancellation or interruption of insurance coverage for the Property or subject Owner to any civil or criminal liability or fines, and will not result in a breach, violation or termination of any mortgage, Lease or other material contract or agreement encumbering or relating to the Property. Manager's good faith noncompliance with the applicable Legal Requirement or Insurance Requirement shall not be deemed a default under this Agreement provided that Manager has obtained Owner's prior written consent to its decision to contest and not to comply with such requirement, and prosecutes such contest in good faith and with due diligence to a final determination.


          D. IMPLEMENTATION OF ANNUAL PLAN. Manager shall use its diligent good faith efforts to implement the terms of each approved Annual Plan and shall exercise control over and shall expend or otherwise transfer rents and other sums received on behalf of Owner in accordance with the terms hereof. Manager shall not take any actions which are inconsistent with the Annual Plan and are not otherwise authorized in writing by Owner.

          E. PROPERTY MANAGER. Subject to the Annual Plan, Manager shall from time to time retain the services of an experienced project manager (the "PROPERTY MANAGER") at Owner's cost, to perform the on-site management functions specified herein. The Property Manager shall be under the supervision of Manager and not Owner.


          F. NO DEFAULT. Notwithstanding anything to the contrary in this Agreement, except to the extent that the payment of additional monies is required as a result of Manager's negligence, willful misconduct or default in the performance or observance of any term, condition or covenant contained in this Agreement. Manager shall not be required to expend money in excess of that contained in the Operating Trust Account or otherwise made available by Owner to be expended by Manager hereunder. Manager will not be in breach or default of any obligation under this Agreement, if, upon receipt of a timely written request from Manager, Owner fails to advance funds as provided in Article IX below, fails to make a decision, recommendation or request, fails to give a direction, approval or consent, fails to execute any notice or document required by Manager, or fails to make a demand or other communication in any such case necessary for the performance by Manager of that obligation under this Agreement.

          G. POWERS. For the purposes of carrying out its duties referred to in this Agreement, Manager is authorized from time to time during the continuance of this Agreement;

         (1) To enter upon the Property for the purposes of carrying out the provisions of this Agreement;

         (2) To negotiate Leases in Owner's name and implement rent escalations, the terms of such Leases and rent escalations to be in accordance with the Leasing Guidelines, all other relevant aspects of the Annual Plan and this Agreement (except for Temporary Leases which will not be covered by the Leasing Guidelines and may be negotiated by Manager upon such terms as are reasonably acceptable to Manager) and, to the extent it is in the

Manager's legal capacity and commercially reasonable to do so, on Owner's behalf to fully perform and exercise the rights of Owner under any such Leases;

         (3) To execute in Owner's name all Temporary Leases, all Small Shop Leases, all Large Shop Leases and all licenses or other occupancy agreements negotiated for Common Areas, provided that Manager shall have obtained Owner's prior written consent with respect to those Leases requiring such consent pursuant to Article IV, and, for the purpose only of such execution, Owner hereby appoints Manager as Owner's attorney-in-fact;

         (4) As agent for Owner and without need for consent of Owner, to institute, prosecute, defend, settle or otherwise deal with (i) any claim or legal proceeding against Owner which is not covered by Owner's insurance or Owner's self-insured retention, but is likely to be settled or otherwise resolved at a total cost to Owner (excluding attorney's fees and expenses but including payments made to any claimant or potential claimant) that is equal to or less than Twenty-Five Thousand Dollars ($25,000), (ii) any collection or enforcement action or eviction proceeding with respect to any Small Shop Lease or Temporary Lease, and (iii) any insurable claim, lawsuit or proceeding against the Venture which is (A) covered by insurance and is being defended, pursued or settled by the Venture's insurance company or adjuster, or (B) covered by the Venture's self-insured retention, to the extent that payments made from such self insured retention are recoverable from Mall tenants, and in the event that the entire amount of such self-insured retention set forth in the Operating Budget for any Fiscal Year has been exhausted, only if such claim, lawsuit or proceeding is settled or resolved at a cost to Owner (excluding attorneys' fees) of less than Fifty Thousand Dollars ($50,000); and, subject to the prior written consent of Owner, to commence, prosecute or defend or otherwise deal with any other legal or other action relating to any other matter concerning the Property;

         (5) As agent for Owner, to accept and receive all Gross Income;

         (6) To select, retain, engage, employ, replace, supervise, dismiss, or otherwise deal with any contractors or consultants approved in writing by Owner as may be necessary or desirable to supplement the man-agement and operation of the Property by Manager, on terms and conditions approved by Owner (separately or in the Annual Plan). Notwithstanding the foregoing, to the extent that the applicable expenditure is contemplated in the Annual Plan, Manager, acting reasonably, may select and retain or engage any contractor without Owner's consent if the contractor is not a Related Person to Manager, and if the applicable contract or agreement will not be for a term longer than one (1) year unless such contract may be terminated on no more than sixty (60) days' notice.

         (7) Subject to the Annual Plan or as otherwise authorized or approved in writing by Owner, to do and perform in respect of the Property all things necessary or appropriate on the part of Manager in compliance with the covenants and obligations of Manager herein contained to fully and effectively manage the Property and otherwise perform its obligations hereunder.

                                ARTICLE IV
                                -----------

                             LEASING THE PROPERTY
                             --------------------

         A. LEASING OBLIGATIONS. Manager shall use its diligent, good faith efforts during the term of this Agreement to lease the Property in accordance with the Annual Plan. In connection therewith, Manager shall:

         (1) assist in the preparation of and make recommendations to Owner as to variations to the Standard Form of Shop Lease to be used at the Property from time to time;

         (2) use the Standard Form of Shop Lease as the basis for the negotiation of all Small Shop Leases and Large Shop Leases;

         (3) negotiate the terms and conditions of all Leases, including, without limitation, all extensions, renewals, amendments and modifications thereto, in accordance with the applicable Annual Plan (except for Temporary Leases, which shall not be covered by the Annual Plan), with such variances from the Standard Form of Shop Lease (with respect to Small Shop Leases and Large Shop Leases) as may be consistent with the Leasing Guidelines, unless otherwise authorized by Owner;

         (4) arrange for the execution of Leases and all amendments and modifications thereto by all parties thereto, and distribute copies thereof in accordance with this Agreement;

         (5) locate and endeavor to secure, in accordance with the Annual Plan, suitable Occupants for all areas of the Property that may be vacant from time to time and are reasonably available for occupation or use, including, to the extent applicable, the Common Areas;

         (6) review the general suitability of prospective Occupants and, to the extent Manager may deem it reasonably necessary or appropriate, seek references from prospective Occupants and conduct such other investigations as will establish whether or not the prospective Occupant is capable of performing all obligations which the prospective Occupant would be required to perform under its Lease;

         (7) coordinate the activities of management, leasing, design and engineering personnel and/or consultants to implement the leasing program for the Property; and

         (8) perform such other activities as may be required by and consistent with the prevailing national standard for top tier regional malls.

         B. BROKERS. Manager may engage and cooperate with brokers, as may be necessary or appropriate, so as to secure prospective tenants for the Property. Unless specifically contemplated under the Annual Plan or otherwise approved in writing by Owner, Manager shall be responsible for the payment of any commissions payable in connection with procuring tenants for the Property and Manager does hereby indemnify and hold Owner harmless from and against any and all loss, cost, liability or damage (including attorneys' fees and expenses incurred in good faith and court costs), incurred by Owner in connection with any claim for leasing commissions in connection with the Property.

         C. TEMPORARY LEASES. Manager is authorized to execute all Temporary Leases on behalf of Owner, without seeking Owner's consent thereto, upon such terms and conditions as are reasonably acceptable to Manager. Man-ager shall deliver a conformed copy of any such Temporary Lease to Owner promptly after Owner's request therefor.

     D. SMALL SHOP LEASES. If the terms and conditions of any Small Shop Lease are consistent with the Annual Plan and the Leasing Guidelines or have otherwise been approved by Owner, Manager is authorized to execute such Small Shop Lease on behalf of Owner, without seeking Owner's consent thereto. Manager shall deliver a conformed copy of each such Small Shop lease to Owner within ten (10) Business Days after Manager's execution thereof.

     E. LARGE SHOP LEASES AND NONCONFORMING SMALL SHOP LEASES. Manager shall obtain the written consent of Owner to the terms and conditions of any Small Shop Lease which is not consistent with the Annual Plan and the Leasing Guidelines and has not otherwise been approved in writing by Owner, or any Large Shop Lease by delivering such Lease to Owner together with all reasonably relevant information. Owner shall grant or deny (with specificity) its approval of the terms and conditions of any such Lease within fifteen (15) days after Owner's receipt of such Lease and relevant information. In the event that Owner shall fail to notify Manager (by telephone, facsimile or otherwise) of its approval or rejection within such ten Business Day period, Owner shall be deemed to have approved such Lease. Upon Owner's approval or deemed approval of any such Lease, Manager shall be authorized to execute such Lease on behalf of Owner, and shall deliver a conformed copy thereof to Owner within ten (10) Business Days after Manager's execution of such Lease.

     F. ANCHOR LEASES. Manager shall obtain the written consent of Owner to the terms and conditions of any Anchor Lease by delivering such Anchor Lease to Owner together with all reasonably relevant information. Owner shall grant or deny (with specificity) its approval of the terms and conditions of any Anchor Lease within twenty-one (21) days after Owner's receipt of such Lease and relevant information. Manager will deliver each fully negotiated and approved Anchor Lease to Owner for Owner's execution thereof, and provided that the terms of any such Anchor Lease are consistent with the terms approved in writing by Owner, Owner shall executive any such Anchor Lease within ten (10) Business Days after Owner's receipt thereof.

     G. LEASE NEGOTIATION FEE. Manager may engage legal counsel, as an Operating Expense of the Property, to assist in the negotiation and preparation of any Leases as may be reasonably required. In the event that Manager elects to prepare and negotiate any Temporary Lease, Small Shop Lease or Large Shop Lease in-house, Manager shall be entitled to reimbursement in the amount of five Hundred Dollars ($500) per Lease as an Operating Expense of the Property (which amount shall be subject to review and adjustment from time to time by the agreement of Owner and Manager). In the event that Manager elects to prepare and negotiate any Anchor Lease in-house, Manager shall be entitled to reimbursement in an amount to be agreed by Manager and Owner at such time.

     H. LEASING GUIDELINES. The initial Leasing Guidelines for leases to commence during the current Fiscal Year are attached hereto as Exhibit B. Manager shall not revise the Leasing Guidelines without the written consent of Owner.

     I. OCCUPANT IMPROVEMENTS. Manager shall approve, supervise and coordinate the design of the Occupants' stores to the extent contemplated in the Occupants' respective Leases, including without limitation obtaining and reviewing design drawings for Occupants' store fronts and specifications for Occupants' equipment, and monitoring the progress of Occupants' construction of standard tenant improvements at the Property, in accordance with the Annual Plan.

                                ARTICLE V

                             TENANT RELATIONS

     A. REASONABLE EFFORTS. Manager shall exercise its diligent good faith efforts consistent with Article IV to maintain good tenant relations with Occupants of the Property in a reasonable manner.

     B. PROCEDURES. Manager shall establish procedures for the prompt receipt, investigation and handling of Occupant requests and complaints, and shall request that any and all allegations by Occupants of defaults by Owner or Manager under the Leases be made in writing.

     C. ENFORCEMENT OF LEASES. Manager shall establish procedures consistent with this Agreement for the collection and receipt of rent and all other charges due Owner under and in accordance with the Leases, including procedures for advising Occupants of overdue rent. To the extent commercially reasonable, Manager shall, on behalf of Owner:

     (1) subject to the limitations set forth in Section III.G(4), engage attorneys experienced in the field of landlord-tenant relations to prosecute defaults under any of the Leases;

     (2) take such other action as may be directed by Owner to enforce the Leases; and

     (3) hire auditors to audit Occupants in order to collect applicable sales information, and charge the reasonable costs of such auditors to the Property.

                               ARTICLE VI

                                RECEIPTS

     A. CASH RECEIPTS. Except as provided in Section D of this Article, all rent and other monies with respect to the operation of the Property received by Manager from whatever source (the "CASH RECEIPTS") shall be deposited by Manager, as trustee for Owner, into the Operating Trust Account. The Operating Trust Account shall provide for a "sweep" feature, automatically transferring excessive funds to a money market type account, with any material excess funds being invested temporarily in an interest bearing investment acceptable to Owner. The following interest bearing investments are acceptable to Owner unless Manager subsequently is advised otherwise by Owner in writing: (i) certificates of deposit and bankers' acceptances provided in both cases such investments are made with banks having in excess of $50,000,000 of capital and surplus; (ii) high-grade commercial paper (A1P1 rating only); and (iii) U.S. government obligations; provided that all instruments identified in the foregoing clauses mature or are capable of liquidation without penalty within six (6) months after the purchase thereof. Manager shall promptly notify Owner of the identity and location of any account or investment. All Cash Receipts collected by Manager shall be received, held and disbursed by Manager in a prudent manner and in accordance with the Annual Plan for the account of Owner in accordance with sound cash management practices. Manager shall not change the Operating Trust Account without prior written notice to Owner. All interest earned on the Operating Trust Account shall be the property of Owner. Manager shall not commingle Cash Receipts with any funds or other property of Manager. Upon termination of this Agreement, Manager shall forthwith remit the balance of the Operating Trust Account to Owner.

          B. CHECKS. Any checks issued by Manager on behalf of Owner from the Operating Trust Account shall require the signature of a bonded officer or employee of Manager that has been duly designated by an officer of Manager to sign checks. Owner shall designate one or more representatives of Owner as signatories on the Operating Trust Account which representatives shall have the right to sign checks and draw funds from the Operating Trust Account.

          C. SECURITY DEPOSIT ACCOUNT. Manager shall deposit into a segregated account (hereinafter referred to as the "SECURITY DEPOSIT ACCOUNT"), prior to the close of business of the next succeeding business day after receipt by Manager all security deposits. If any Lease requires the security deposit or any other payment to be in an interest bearing account, Manager shall so comply. Manager shall hold all security deposits received in a form other than cash (e.g., letters of credit or certificates of deposit) in a safe and secure location. Manager shall from time to time withdraw funds from the Security Deposit Account (and convert any non-cash security deposits to cash) and deposit the same in the Operating Trust Account in accordance with the terms of the Leases. Manager shall not commingle security deposits with any funds or other property of Manager.

                                  ARTICLE VII

                                  ANNUAL PLAN

          A. INTERIM ANNUAL PLAN. Owner and Manager have agreed upon and adopted an interim Annual Plan for the period from July 1, 1993 to June 30, 1994, which is attached hereto as EXHIBIT C. On or before October 1, 1993, Manager will submit for Owner's approval an updated Annual Plan meeting the requirements of Section B of this Article for the period from January 1, 1994 through De-cember 31, 1994. Owner's approval of such updated Annual Plan shall be granted or denied in accordance with Section C of this Article.

          B. SUBMISSION OF ANNUAL PLANS. At least ninety (90) days prior to the beginning of each Fiscal Year Manager shall deliver to Owner for its approval an Annual Plan for the succeeding Fiscal Year which shall incorporate:

          (1) an Operating Budget for that Fiscal Year setting forth, with reasonable specificity, the estimated Gross Income and Operating Expenses for the Property and showing ongoing expenses and any anticipated extraordinary expenses and the approximate dates upon which funds therefor will be needed,

          (2)  a capital expenditures budget for that Fiscal Year,

          (3) the projected timing and amount(s) of any required capital advances by Owner for that Fiscal Year,

          (4) Manager's marketing and leasing plans for the Property for the following Fiscal Year, and any modifications to the Leasing Guidelines proposed by Manager,

          (5) a detailed pro-forma market rent (including any permitted rental and tenant improvement allowances) for the entire shopping center on a space by space basis,

          (6) the minimum percentages to be used in calculating percentage rental payable by the various categories of prospective Occupants under new Leases to be executed during the applicable Fiscal Year,

          (7) the type and coverage levels of all insurance for the Property to be maintained during the subsequent fiscal year,

          (8) a summary of all agreements relating to the Property between Manager and any Related Persons, and

          (9) such other matters as Owner may reasonably require to be included in such Annual Plan from time to time.

          The Annual Plan shall be in form and substance acceptable to Owner, and shall be submitted together with a report containing recommendations for the subsequent Fiscal Year in relation to any matters deemed appropriate by Manager or reasonably requested by Owner.

          C. OWNER'S APPROVAL. Owner shall approve or disapprove Manager's proposed Annual Plan within forty (40) days after receipt thereof. Owner shall specify the reasons for any disapproval. Owner's failure to respond within such forty day period shall be deemed to be an approval of the Annual Plan as submitted. Upon Manager's timely receipt from Owner of a notice of disapproval or a request for supplemental information regarding the proposed Annual Plan or any component thereof, Manager shall diligently undertake to modify the disapproved matters or to provide Owner with such requested supplemental information. Owner and Manager shall act in good faith in order to agree upon each Annual Plan and provide for the continued orderly operation of the Property. Pending the resolution of any such dispute the submitted Annual Plan shall control with the sole exception of those specific items not approved by Owner, and the Annual Plan for the preceding Fiscal Year (exclusive of any line items relating to expenditures for specified capital works) shall control with respect to those specific items not approved by Owner; PROVIDED, HOWEVER, that unless Owner and Manager otherwise agree:

          (1) individual unapproved line items may be increased to such amount as may be necessary for Non-Discretionary Expenses and any Operating Expenses incurred in connection with any Emergency;

          (2) any other unapproved line item relating to Operating Expenses payable to third parties who are not Related Persons to Manager, or pursuant to existing contracts with third parties who are Related Persons to Manager which are known at that time to have increased or decreased in cost shall be increased or decreased, as applicable, to the then current level as of the end of such prior Fiscal Year;

          (3) any line items relating to expenditures for capital works or other capital expenditures in the Annual Plan for the preceding Fiscal Year shall be disregarded except where the capital expenditure approved for the preceding Fiscal Year remains to be paid in accordance with the approval; and

          (4) with respect to each other unapproved line item of the submitted Operating Budget, the amount for such line item set forth in the Operating Budget for the preceding Fiscal year shall be increased by multiplying the amount specified therein by a fraction, the numerator of which shall be the Index as of January 1 of the Fiscal Year for which the disputed Operating Budget has been submitted, and the denominator of which shall be the Index as of January 1 of the immediately preceding Fiscal Year.

          D. MISCELLANEOUS PROVISIONS. Manager shall operate the Property in accordance with the applicable Operating Budget with such variances as may be permitted pursuant to Section VIII.A, or otherwise in accordance with the applicable Annual Plan or as expressly provided by this Agreement. Manager may from time to time recommend to Owner proposed amendments to the then current Annual Plan or Operating Budget, and upon Owner's written approval thereof, Manager shall operate the Property in accordance with the Annual Plan or Operating Budget as so amended. Any inconsistencies between the terms and conditions of this Agreement and the provisions of any Annual Plan shall be governed by the provisions of the Annual Plan. Manager shall not be deemed to be in breach of its obligation to comply with the operating standards provided in this Agreement in the event that the failure to comply with such standards results from insufficient funds due to Owner's refusal to approve any element of an Annual Plan proposed by Manager, or the disbursement to Owner of amounts from the Operating Trust Account at Owner's request pursuant to Section VIII.B.

                             ARTICLE VIII

                             DISBURSEMENTS


          A. PAYMENT OF OPERATING EXPENSES. Subject to the provisions of
Article IX and Section III.C, during each month of the term hereof, Manager shall pay prior to delinquency from Cash Receipts in the Operating Trust Account those sums due with respect to Operating Expenses in accordance in the Operating Budget without further consent of Owner, and such further sums as Owner may have directed Manager to pay from Cash Receipts. In addition,

Manager may pay the following Operating Expenses without obtaining Owner's consent whether or not the amount thereof is in excess of the respective amounts set forth therefor in the Operating Budget: (i) all Non-Discretionary Expenses, (ii) Emergency expenditures in accordance with Section XI.E, and
(iii) Discretionary Expenses exceeding any individual line item in the Operating Budget, provided that the aggregate amount of such excess Discretionary Expenses in any Fiscal Year, exclusive of any amounts expended pursuant to the foregoing clauses (i) or (ii), shall not exceed ten percent (10%) of the aggregate amount of all Discretionary Expenses set forth in the Operating Budget for such Fiscal Year, without Owner's prior written consent.

          B. DISTRIBUTIONS TO OWNER. Within twenty (20) days after the end of each calendar month during the term of this Agreement, Manager shall pay to Owner all Cash Receipts available in the Operating Trust Account, after setting aside any amount that may, in Manager's reasonable discretion, be necessary to retain to ensure that Operating Expenses and capital expenses can be paid from time to time as and when they fall due in accordance with the Annual Plan and this Agreement. Notwithstanding anything to the contrary provided in the foregoing sentence, Owner shall have the right to request that Manager disburse to Owner all or any portion of any amounts on deposit in the Operating Trust Account, and Manager shall disburse any such amounts requested by Owner immediately upon receipt of a written request from Owner therefor.


                                  ARTICLE IX

                         ADVANCES FOR OPERATING EXPENSES


          A. NOTIFICATION. If, during any month within the term of this Agreement, the balance of the Operating Trust Account is or will be insufficient to pay Operating Expenses and any capital expenses in accordance with the Annual Plan, Manager shall promptly notify Owner of that event and of the amount of the deficiency, actual or anticipated. Such notice shall be accompanied by an explanation for the variance from the Operating Budget, and, unless the variance is the result solely of a change of not more than thirty (30) days in the timing of payment of certain Operating Expenses, or is the result of Owner's withdrawal of funds from the Operating Trust Account, then as promptly as practicable thereafter Man-ager shall deliver to Owner a revised Operating Budget for the remainder of the applicable Fiscal Year.

          B. OWNER'S ADVANCES. Promptly upon request by Manager pursuant to
Section IX.A, Owner may advance or cause to be advanced to Manager, for the account of Owner, such funds as are necessary to pay such expenses as they become due. Manager's obligation to pay the obligations of the Property and Owner under this Agreement is conditioned upon the availability of sufficient funds (from a Person other than Manager) to perform such obligations, and Manager shall not be deemed in default of any provision of this Agreement for its failure to pay or discharge any Operating Expenses or other Property expenses if the balance of the Operating Trust Account is insufficient to pay the same. If Owner believes that any insufficiency in the Operating Trust Account has been caused by, or any expense at the Property has been incurred as a result of, Manager's negligence, willful misconduct or default in the performance or observance of any term, condition or covenant contained in this Agreement, Owner nonetheless shall advance the funds necessary to pay such expenses as they become due (or indemnify Manager as provided in Section IX.C), and Owner may initiate an ADR procedure pursuant to Section XVIII.T to determine the cause of such insufficiency or expense. If Manager admits in writing, or Owner obtains a judgment from an ADR procedure finding that any such insufficiency in the Operating Trust Account was caused by, or any such expense at the Property has been incurred as a result of, Manager's negligence, willful misconduct or default in the performance or observance of any term, condition or covenant contained in this Agreement, then Manager shall promptly reimburse any amount advanced by Owner to cover such insufficiency or pay such expense of the Property.

          C. INDEMNIFICATION. Owner hereby agrees to indemnify, defend and protect Manager and to hold Manager harmless from and against any and all causes of action, losses, costs, damages, expenses or liabilities (including reasonable attorneys' fees and expenses and court costs) suffered or incurred by Manager as a result of Owner's failure to advance funds to cover a deficiency in the Operating Trust Account if:

              (i) with respect to Discretionary Expenses, the expense for which the advance is required was incurred by Manager in accordance with this Agreement prior to the election of Owner not to fund;

          (ii)   the expense relates solely to the Property;

          (iii) the deficiency in the Operating Trust Account has not been caused by Manager's negligence, willful misconduct or default in the performance or observance of any term, condition or covenant contained in this Agreement; and

          (iv) Manager promptly notified Owner of the existence and the amount of the deficiency in accordance with Section IX.A.

                                  ARTICLE X

                         FIDELITY INSURANCE COVERAGE

          Manager and all officers and employees of Manager who may handle or are responsible for the handling of receipts or disbursements shall be covered by insurance in an amount not less than One Million Dollars ($1,000,000) for employee dishonesty coverage against any and all loss, theft, embezzlement or other fraudulent acts on the part of Manager or Manager's employees, and not less than One Hundred Thousand Dollars
($100,000) for money and securities on and off the premises, transit and depositors forgery coverage, indemnifying Owner, and all partners of Owner, as obligees, against any and all loss, theft, embezzlement or other fraudulent acts on the part of Manager or Manager's employees.

                                 ARTICLE XI

                       MAINTENANCE OF THE PROPERTY

          A. STANDARD. Manager shall cause the Property and all buildings, improvements and systems comprising same to be maintained at a standard not less than the prevailing national standard of industry practice for top tier regional malls. Owner acknowledges that the current standard at which the Property is maintained complies with this requirement. In connection therewith, Manager shall use its diligent good faith efforts to contract on the most favorable terms, quality and service considered, in the name and at the expense of Owner, for all services and utilities necessary for the efficient maintenance and operation of the Property, as contemplated by the Annual Plan. Manager shall not enter into any contract on behalf of Owner without the prior written consent of Owner unless
(i) the payments required to be made by Manager and/or Owner under such contract, in the aggregate, are contemplated by the applicable Annual Plan or will be less than or equal to Thirty Thousand Dollars ($30,000) per Fiscal Year, (ii) such contract is for a term no longer than one year unless such contract may be terminated on no more than sixty (60) days' notice, and
(iii) such contract is not with a Related Person to Manager, in which event Manager shall be entitled to enter into such contract without Owner's consent. All work for the maintenance and repair of the Property shall be performed by independent contractors or affiliates of Manager, or by Property employees.

          B. LABOR AND EMPLOYEES. Subject to the Annual Plan, Manager shall, at Owner's expense (except to the extent such expense is passed through to Occupants), hire, discharge and supervise all labor and employees required for the on-site management, operation, maintenance and repair of the Property.

          C. SUPPLIES AND EQUIPMENT. Manager shall, at Owner's expense, purchase such supplies, equipment and services as are necessary for the maintenance and operation of the Property; PROVIDED, HOWEVER, that except as otherwise expressly permitted hereunder no disbursement for this purpose shall exceed the amount set forth in the Operating Budget (subject to variances permitted by Section VIII.A) and no such disbursement shall be made unless the necessary funds are available to Manager from the Operating Trust Account.

          D. ENFORCEMENT OF CONTRACTS. In connection with the maintenance and operation of the Property, Manager shall take all commercially reasonable steps, including legal action when authorized in writing by Owner, to enforce all maintenance, service and supply contracts, guarantees, warranties, bonds and other third party contractual undertakings, if any.

          E. EMERGENCIES. In the event of an Emergency, Manager may make such repairs to the Property and take such other actions as Manager may deem necessary irrespective of any cost limitations or other restrictions imposed by this Agreement, provided, however that Manager will use its diligent good faith efforts to notify Owner prior to making any such repair or taking any such action. Within five (5) days after an Emergency, or after knowledge of any conditions which require maintenance or repair work at a projected cost in excess of the annual amounts authorized in the Annual Plan, Manager shall deliver a notice thereof to Owner together with its recommendations with regard thereto.

                               ARTICLE XII

                           RECORDS AND REPORTS

          A. MONTHLY REPORTS. Manager shall deliver to Owner a report in form reasonably acceptable to Owner containing the following information within thirty (30) days after the end of each calendar month (or within thirty (30) days after the end of such other period as may be agreed between the parties) (each such month or other period being referred to herein as a "PERIOD"):

          (1) An itemized statement of Gross income for the Period and cumulatively for the Fiscal Year to date;

          (2) An itemized statement of capital receipts for the Period and cumulatively for the Fiscal Year to date;

          (3) An itemized statement showing the Operating Expenses for the Period and the cumulative Operating Expenses for the Fiscal Year to date;

          (4) An itemized statement showing the capital expenditures and significant maintenance items of a capital nature for the Period and cumulatively for the Fiscal Year to date;

          (5) A list of debtors, aging such debtors as at the end of the Period and specifying the source of the debt;

          (6) A reconciliation statement for the Period of the Operating Trust Account and any other account opened by the Manager for the purposes of this Agreement or maintained by the Manager in the name of or on behalf of Owner;

     (7) A statement of net income for the Period and cumulatively for the Fiscal Year to date;

     (8) A statement of variations between the Operating Budget and the net income for the Period and cumulatively for the Fiscal Year to date;

     (9) A statement of variations between the capital budget and capital expenditures for the Period and cumulatively for the Fiscal Year to date;

     (10) A leasing status report for all Occupants containing a rent roll, a statement of vacancies in the Property at the end of the Period (showing the rental value of the premises and the status of any negotiations with potential Occupants) and any new or renewed Leases executed, pending or under negotiation and highlighting all changes in the status of any Leases since the last such monthly report, PROVIDED, HOWEVER, that with respect to Temporary Leases, Manager need provide in its monthly reports only aggregate amounts for income and expenses and delineate any in-line space occupied under any Temporary Leases;

     (11) Details of rent and fee reviews negotiated during the Period under all Leases other than Temporary Leases;

     (12) A statement of the respective sales figures achieved by each Occupant (except for Occupants under Tempoarary Leases) during the Period and during the current Fiscal Year to date, including comparisons with the same period in the previous Fiscal Year; and, to the extent that any Occupants are required for that Period to, and in fact do, deliver audited statements under their Leases or Manager has carried out an audit as permitted under such Leases, an audited statement of such Occupants' respective sales figures;

     (13) A statement containing full details of any Emergency occurring during the Period including details of the action taken by Manager under
Article XI and an itemized schedule of costs incurred by Manager in respect of the Emergency;

     (14) A management report summarizing significant events or activities affecting the Property which occurred during the Period or which are likely to occur in subsequent months;

     (15) A statement of anticipated capital expenditures, material maintenance items and Operating Expenses which do not form part of the capital budget or the Operating Budget, together with such information regarding the expense to enable Owner to make a decision as to whether the expense should be incurred and, if so, what amount should be spent;

     (16) A statement of advances required for the following Period to cover any deficiencies in the Operating Trust Account;

     (17) A list of Occupants, contractors or consultants which to Manager's knowledge are in material default of their obligations under their respective Leases, contracts or agreements, showing the nature of the default, the steps taken by Manager to enforce the applicable Lease, contract or other agreement, the costs incurred in taking those steps, the status of each matter, the anticipated result of each action taken and Manager's recommendations concerning the foregoing;

     (18) A list of all legal proceedings and settlement negotiations pending, current or contemplated in relation to the Property, whether undertaken by Manager on behalf of Owner or, to Manager's knowledge, by any person against Owner or Manager, showing the status of each matter and the recommendations of Manager for resolution of the dispute;

     (19) For every three-month Period, a report of the amount spent on marketing, advertising and promotion of the Property and Occupants' respective businesses in the immediately preceding three-month Period; and

     (20) Any other information or statements reasonably requested by Owner from time to time, subject to Section F of this Article.

     After Manager has installed the necessary computer software to allow Manager to do so, which Manager shall use its diligent good faith efforts to accomplish expeditiously, Manager shall provide financial information regarding the Property as requested by Owner or a constituent Partner of Owner "electronically" to Owner or such constituent partner, so as to be expeditiously incorporated into Owner's or such constituent partner's corporate data bank. Any incremental cost of this electronic interface shall be borne by Owner or such constituent partner, as the case may be.

     B. MATERIAL MATTERS. In addition to its obligations pursuant to Section A of this Article, Manager shall report to Owner from time to time in writing such matters of which it becomes aware which are of material significance to the operation of the Property or otherwise materially affect Owner's interest in the Property.

     C. FINANCIAL STATEMENTS. (1) Manager shall maintain or cause to be maintained accurate and complete financial accounts (including the appropriate ledgers and journals) and supporting documents (including invoices and receipts) for the Property showing assets, liabilities, income, operations, transactions and the financial position of the Property and Owner to enable the financial statements referred to in Section C(2) of this Article to be properly and efficiently prepared (including, without limitation, by maintaining proper computer programs and systems), and must keep "hard" copies of such financial accounts and supporting documents for at least seven (7) years. Owner acknowledges that (unless any Owner shall have contributed to the cost of acquiring or developing such software) the computer software maintained by Manager for the purposes of this Section C belongs to Manager if the software is used by Manager or Related Persons in connection with other shopping centers or assets.

     (2) Manager shall deliver to Owner, within thirty (30) days after the end of each fiscal quarter, except for the last quarter of any Fiscal Year in which case the applicable period shall be sixty (60) days after the end of such Fiscal Year;

           (a) for the periods ending March 31, June 30 and September 30 in the relevant Fiscal Year, unaudited financial statements for the Property for the respective periods and for the Fiscal Year to date; and

           (b) for the period ending December 31 in the relevant Fiscal Year, audited financial statements for the Property for the respective period and for the Fiscal Year to date, in each case including, without limitation, a profit and loss statement, a balance sheet and reconciliations for the Operating Trust Account and any other account operated by Manager for the purposes of this Agreement.

     (3) The financial reports delivered pursuant to Section C(2) of this Article shall be accompanied by:

          (a) a revised projection for the balance of the Fiscal Year comparing the Property's position with the Annual Plan, taking into account the actual Gross Income, Operating Expenses and capital expenses received from or incurred for the Property to the relevant date and of the estimated sums for the balance of the Fiscal Year of anticipated Operating Expenses, capital expenses, Gross Income and capital receipts, together with an explanation of material variances from the Annual Plan, provided, however, that Owner acknowledges that such revised projections for the calendar quarters ending March 31 and September 30 may be desk reviews prepared by Manager without visiting the Property;

          (b) a revised statement of anticipated events or activities affecting the Property which are expected to take place;

          (c) such other information, including without limitation such reports as may be required by any mortgagee or any lender of Owner, as Owner may request in good faith concerning the Property, subject to Section F of this Article; and

          (d) for the period ending December 31 in each Fiscal Year only, an inventory of all equipment, machinery and other property owned by Owner showing their current depreciated values as at December 31 of the relevant Fiscal Year for tax purposes.

     (4) All financial statements prepared pursuant to this Article shall be prepared on an accrual basis in accordance with generally accepted accounting principles. The audited financial statements required under this Agreement shall (a) be prepared by a firm of independent certified public accountants approved by Owner, (b) cover all matters customarily included in such an audit, and (c) be accompanied by a certified statement of such audit. Owner agrees that the "Partnership Accountants" (as defined in the Partnership Agreement) may be appointed by Manager to provide such accounting services to Owner for the purposes of this Agreement.

     (5) In addition to its other obligations pursuant to this Section XII.C, Manager will upon reasonable notice provide to any constituent partner of Owner such additional financial statements for the Property as such constituent partner may request in good faith at such other times and covering such other periods as may be required for the purpose of enabling such constituent partner or any Related Person to such constituent partner to meet its financial and statutory reporting and other requirements, provided that Owner shall cause such constituent partner to reimburse Manager for the actual costs incurred by Manager in providing such additional financial statements.

     D. RECORDS. (1) Manager shall maintain proper and sufficient management accounts and records for the Property to enable Manager to efficiently perform its obligations under this Agreement and to enable Owner to promptly obtain any information concerning the Property required by Owner, and Manager shall keep such management accounts and records at the Property or another location in the continental United States reasonably approved by Owner for at least seven (7) years. All records maintained by Manager pursuant to this Agreement shall be the property of Owner and shall be delivered to Owner upon the termination of this Agreement. Manager shall maintain files with the originals, or if the originals have been delivered to Owner, copies of all Leases and other material contracts and agreements relating to the Property.

     (2) Without limiting Section D(1) above, Manager shall keep or cause to be kept the following records with respect to the Property:

          (a) a rent roll of Occupants containing all relevant information in relation to each such Occupant;

          (b) a record of all material contracts or other material agreements made with contractors or consultants containing details of the essential terms of such contracts or arrangements;

          (c) a register of depreciable improvements and equipment showing the cost, date of purchase and current depreciated value of each item shown in the books of account kept by Manager for Owner;

          (d) a record of all insurance claims pending, current or contemplated in respect of any insured risk incurred as a consequence of the ownership, use, operation or occupation of the Property made or managed by Manager on behalf of Owner showing the status of each claim (a loss run prepared by a third party insurance adjustor will satisfy this requirement);

          (e) an updated record of the total benefits and entitlements of all Property employees; and

          (f) a register of all complaints received concerning the Property from all Persons including, without limitation, Occupants, customers, visitors, authorities, and neighboring residents, owners and occupiers, and the responses made thereto, except those complaints which, in Manager's reasonable opinion, do not require further action.

     E. PRODUCTION OF RECORDS AND INFORMATION. Subject to all other provisions of this Agreement, Manager shall:

     (1) if requested by Owner or a constituent partner of Owner produce such financial accounts, books of account, records, computer printouts or information in relation to the Property including, without limitation, the Property employees to any one or more of Owner's appraisers, accountants, lenders or other agents as Owner may require and take or permit those Persons to take photocopies of the books of account and records or information at the expense of such Persons;

     (2) if requested by Owner, permit an independent certified public accountant selected by Owner to carry out an audit or inspection of Manager's books of accounts, records or information for the Property at Owner's cost, unless the amount of Gross Income or total Operating Expenses for any Fiscal Year as determined by any such audit or inspection differs by more than three percent (3%) from the amount Gross Income or total Operating Expenses for such Fiscal Year recorded in Manager's books and records, in which case Manager shall be responsible for the cost of such audit or inspection; and

     (3) from time to time, as may be reasonably appropriate in order to give Owner time to make any necessary or appropriate decisions in response thereto, provide information and recommendations to Owner as to:

          (a)  market conditions and trends affecting the Property;

          (b) changes or proposed changes to Legal Requirements affecting the Property (including, without limitation, reassessments carried out by any responsible authority) and any changes or proposed changes to practices or procedures adopted by a majority of property owners or managers or both concerning the prevailing national standard of industry practice with respect to the management, operation and leasing of top tier regional malls (or other voluntary codes of practice or portions thereof which Manager may agree to follow) of which Manager is aware;

          (c) any proposed or recommended amendments to the Standard Form of Shop Lease or other standard documents for the Property, the rules for the Property or the memorandum or articles of association of any committee, merchants association or similar body appointed to operate and administer the Media Fund;

          (d) any improvements which may be made to the Property, this Agreement, the procedures employed by Manager for carrying out its obligations under this Agreement, the Operating Budget, the capital budget or any other matter to improve the value, economical operation and efficiency or appearance of the Property;

          (e)  the occupancy mix within the Property;

          (f) the type of insurance maintained for the Property, the coverage level of insurance under any policy effected for the Property and alterations to the terms of any insurance policy held by or on behalf of Owner for the Property; and

          (g) any other matters which should be disclosed to Owner in the proper performance of its obligations under this Agreement or which may be reasonably requested by Owner from time to time.

     F. GENERAL QUALIFICATIONS. Owner acknowledges that Manager and its Affiliates manage shopping centers other than the Property on behalf of proprietors other than Owner (collectively, "other management activities"). owner further acknowledges that:

     (1) in order to undertake effectively the other management activities in accordance with their respective obligations under agreements relating to those other management activities, Manager and Related Persons employ reasonably standardized and uniform information and accounting procedures and systems (collectively, the "MANAGEMENT INFORMATION SYSTEMS"); and

     (2) the obligations of Manager under this Agreement to provide information (i.e., additional information that is not specifically described in this Agreement and which is requested by Owner pursuant to this Article XII, pertaining to the management and operations of the Property (collectively, "OWNER'S ADDITIONAL INFORMATION REQUIREMENTS")) are not intended to operate in such a way as to cause unreasonable disruption to the Management Information Systems or to require Manager to incur unreasonable costs and expenses in obtaining and adapting the Management Information Systems in order to provide Owner's Additional Information Requirements. Notwithstanding the foregoing, and any other provisions of this Agreement, unless any such requested information is Confidential Information as defined below, Manager will comply with Owner's Additional Information Requirements and will supply the information requested; provided, however, that Owner will reimburse Manager for the reasonable direct additional costs that Manager demonstrates Manager or any Affiliate incurred in complying with such request, if:

          (a) it is not common practice for managers of regional malls of a kind similar to the Property to provide the information requested pursuant to the Owner's Additional Information Requirements; and

          (b) neither Manager nor any Affiliate of Manager provides the information requested pursuant to

Owner's Additional Information Requirements to any other owner of interests in other regional malls which are operated or managed by Manager or any such Affiliate.

          Notwithstanding anything to the contrary contained in this Agreement, in no event shall Manager be obligated to provide to Owner any information, document or report which (i) is prepared for the purposes of, or any minutes of proceedings of, the board of directors of Manager or any Affiliate of Manager, (ii) directly and primarily relates to commercially confidential information concerning other shopping centers managed by any Affiliates of Manager, or (iii) is prepared for the direct and primary purposes of, or constitutes a report to, the Westfield Finance and Management Committee or other corporate management committee performing similar functions (collectively, "CONFIDENTIAL INFORMATION").

     G. TAX RETURNS. Within sixty (60) days after the end of each Fiscal Year, Manager will provide the information necessary to complete the tax returns of Owner and will cooperate with Owner and its attorneys, accountants and tax advisers with respect to the completion thereof in good faith.

                              ARTICLE XIII

                 COSTS AND EXPENSES - COMPENSATION

     A. MANAGEMENT FEE. Manager shall receive a management and leasing fee (the "MANAGEMENT FEE") for rendering the services herein required during the term of this Agreement equal to four percent (4.0%) of all minimum, fixed and percentage rent (including without limitation (i) proceeds from any litigation wherein damages equivalent to or based upon rent payable to Owner from a defaulted Occupant are recovered, exclusive of interest, and (ii) all security deposits which have been applied to rent payable to Owner) under all Leases at the property during each Fiscal Year (or the pro rata portion of such amounts for any partial Fiscal Year during the term of this Agreement). Such fee shall be due and payable by Owner in arrears at the end of each calendar month during the term of this Agreement, and Manager is hereby authorized to pay to itself on account of the Management Fee each such monthly installment from the Operating Trust Account when the same become payable.
The Management Fee shall be adjusted on the following basis so that the aggregate Management Fee equals the amount set forth in this Section A:
(i) quarterly on an interim basis as soon as is practicable after the delivery to Owner of the quarterly financial statements specified in Section XII.C(2)(a), and (ii) annually on a final basis as soon as is practicable after the delivery to Owner of the audited annual financial statements specified in Section XII.C(2)(b). Promptly after each such adjustment, Owner or Manager, as the case may be, shall pay to the other the amount of the applicable shortfall or overpayment of the Management Fee as determined by such adjustment. In the event that there are insufficient funds in the Operating Trust Account to pay the Management Fee due for any month during the term of this Agreement, than if Owner does not pay the amount of such Management Fee within ten (10) Business Days after receipt of notice of such insufficiency, such unpaid Management Fee shall bear interest at a rate equal to the lesser of (i) the Prime Rate plus six and fifty-seven one hundredths percent (6.57%), compounded annually, or (ii) the highest rate allowable by law, for the period from the date such Management Fee was due until the date that it is paid in full by Owner to Manager; provided, however, that no such interest shall be payable in the event that Owner's failure to pay the Management Fee is the result of the failure by a constituent partner of Owner that is a Related Person of Manager to contribute its proportionate share of such unpaid Management Fee pursuant to the provisions of the Partnership Agreement. With respect to any other partial Fiscal Year during the term of this Agreement, for the purpose of calculating the Management Fee, the percentage rent shall be allocated to the portion of the year during which the Management Fee is payable by multiplying (i) the amount of percentage rent received from the Property for the entire applicable Fiscal Year, by
(ii) a fraction, the numerator of which shall be the applicable Occupants' gross sales upon which the percentage rent is calculated with respect to the portion of such Fiscal Year during which this Agreement was in effect, and the denominator of which shall be the gross sales of the applicable Occupants with respect to such entire Fiscal Year.

     B. EXPENSE REIMBURSEMENT. In addition to the Management Fee specified in Section A above, Manager shall be entitled to reimbursement as an Operating Expense of the Property for those costs and expenses incurred by it and authorized under the provisions of this

Agreement including, but not limited to, the allocable portion of Manager's overhead expenses described in paragraph (v) of the definition of "Operating Expenses" and the standard Lease negotiation fee described in Section IV.F, provided that such costs are incurred in accordance with the Annual Plan. Manager shall not be obligated to incur or bear any expenses in connection with the Property except those reimbursable under the terms of the immediately preceding sentence.

     C. LEASING. Manager shall not be entitled to receive any commissions in connection with the execution of any Leases, Lease renewals or extensions, or Lease expansions except the standard Lease negotiation fee described in
Section IV.F.

     D. NO DUPLICATION. No fees or reimbursement of expenses paid by Owner hereunder shall be duplicative of any other amounts paid by Owner under this Agreement, the Development Agreement or any other agreement to which Manager or any Related Person to Manager and Owner are parties.

                                  ARTICLE XIV

                                   INSURANCE

     Manager shall procure and maintain all insurance required pursuant to the applicable Annual Plan or any mortgage or deed of trust encumbering the Property, and shall procure such insurance from companies approved pursuant to the Annual Plan or otherwise authorized by Owner. Manager shall comply with all Insurance Requirements in the management and operation of the Property and shall use its commercially reasonable efforts to cause all Occupants to comply with any applicable Insurance Requirements.

                                   ARTICLE XV

                                  ALTERATIONS

     Manager shall make no changes or alterations in or additions to the Property or any part thereof without the prior written consent of Owner, except as otherwise expressly provided herein or as may be set forth in the Annual Plan. Manager shall supervise the performance of all repairs, renovations and alterations performed at the

Property on behalf of Owner in such a manner as may be reasonably required of Manager. Manager shall promptly report any liens on the Property to Owner.

                                   ARTICLE XVI

                                   TERMINATION

     A. TERM. The term of this Agreement shall commence on the date hereof and shall continue until terminated pursuant to this Article.

     B. NON-CURABLE TERMINATING EVENTS. Owner or any constituent general partner of Owner (subject to Section XVIII.U and except as otherwise provided with respect to paragraph (7) of this Section) may terminate this Agreement immediately by written notice to Manager upon the occurrence of any of the following events:

     (1) the Bankruptcy of Manager;

     (2) Manager shall cease to carry on its business of professional shopping center management, unless Manager shall have assigned its obligations under this Agreement prior to such time to an Affiliate, in accordance with the provisions hereof;

     (3) If Owner shall not be reasonably satisfied with the management of the Property at any time when one or more Related Persons to Manager shall no longer be "In Charge Of" the Stapled Partners' Partnership Interests (as such terms are defined in the Partnership Agreement);

     (4) Owner sells its entire interest in the Property;

     (5) Manager transfers or attempts to transfer its interest in this Agreement in violation of the provisions hereof;

     (6) Manager admits in writing to have, or is determined by the Adjudicated Default process set forth in Section XVI.C(2) to have committed a fraudulent act or fraudulent omission with respect to Owner or any of its constituent partners;

     (7) the Property or a substantial part of the Property is damaged or destroyed where Owner has deter-mined not to rebuild or reconstruct, provided, however, that in such event Manager will continue to operate the Property for a reasonable period of time until Owner winds down the operation of the Property, and provided further that (i) this Agreement shall be reinstated if, within eighteen (18) months after the date of such damage or destruction, Owner determines to rebuild the Property or develop a substantially similar center as a replacement for the Property, and (ii) in the case of the destruction of only a substantial part of the Property, if Owner elects to continue the operation of the remaining portion of the Property, this Agreement shall remain in effect with respect to the portion of the Property to be operated. Any termination pursuant to this paragraph (7) shall require the mutual consent of all constituent partners of Owner;

     (8) Owner's partnership is dissolved and is not reconstituted within ninety (90) days of such dissolution, unless following such dissolution one or more Related Persons to Manager shall either own, separately or in the aggregate, a 25% interest in the Property, or be the managing general partner or equivalent managing entity of the Person that owns the Property;

     (9) the Development Agreement is validly terminated by Owner or one of its constituent general partners in accordance with its terms as a result of
(i) the occurrence of any of the events set forth in paragraph (a), (b), (c),
(e), (f) or (h) of Section 16.1 thereof, or (ii) an Adjudicated Default (as defined in the Development Agreement) by Developer pursuant to Section 16.2 thereof;

     (10) the removal of any Related Person to Manager as the Managing General Partner of the Partnership by any other constituent partner of Owner pursuant to Section 4.5 of the Partnership Agreement; or

     (11) the foreclosure by any mortgagee upon the Property or the taking of possession thereof by deed-in-lieu of foreclosure, except as otherwise agreed in writing by Manager and such Mortgagee.

     C. CURABLE DEFAULTS. (1) Owner may terminate this Agreement by written notice to Manager in the event that:

          (a) Manager ceases to hold an appropriate license, permit, consent or certificate (if any) required under any relevant Legal Requirements to enable Manager to fulfill its obligations under this Agreement; or

          (b) Manager shall default in the performance or observance of any term, condition or covenant contained in this Agreement in respect of the Property not falling under Section XVI.B or shall fail to perform or observe the same in accordance with the required standard under this Agreement, and in either case such default shall continue for a period of thirty (30) days after written notice thereof shall have been received by Manager from Owner specifying such default and requesting that the same be remedied in such thirty-day period (a "DEFAULT NOTICE").

     Manager shall be deemed to have complied with a Default Notice given under this Section XVI.C if the default is such that it cannot reasonably be remedied within thirty (30) days, and Manager shall, in good faith, have commenced to remedy the default specified therein as soon as is practicable after receiving such Default Notice, and, thereafter shall have diligently prosecuted the cure to its completion and remedied such default within ninety
(90) days after Manager's receipt of the Default Notice.

     (2) Subject to the limitations set forth in Section XVIII.U, a constituent general partner of Owner shall have the right to terminate Manager on behalf of Owner if any default by Manager under this
Section XVI.C is determined to constitute an Adjudicated Default as provided below. In the event that any constituent general partner of Owner believes that Manager has defaulted in the performance of a material obligation under this Agreement, and that such default remains uncured following the delivery of a default notice and the expiration of the applicable cure period provided in Section XVI.C(1), then the constituent general partner may deliver a written notice to Manager setting forth the constituent general partner's intention to terminate Manager pursuant to this Section (a "TERMINATION NOTICE"). If Manager desires to contest such termination, then Manager shall so notify Owner within ten (10) Business Days after receipt of the Termination Notice, and a senior officer of Manager shall meet promptly and negotiate in good faith with a senior officer of the constituent general partner (or its designated representative) in order to resolve such dispute. If such senior officers are unable to resolve the dispute within thirty (30) days after Manager's receipt of the Termination Notice, then Manager may institute an action in the appropriate judicial forum (or if both Manager and such constituent general partner so agree, may institute an ADR proceeding under Section XVIII.T) within thirty (30) days thereafter to determine whether the Manager has defaulted in the performance of a material obligation hereunder. An "ADJUDICATED DEFAULT" shall be deemed to have occurred if:

          (a) the parties' respective senior officers are unable to resolve such dispute and Manager does not institute a judicial proceeding or, if agreed by both parties, an ADR proceeding within sixty (60) days after Manager's receipt of a Termination Notice;

          (b) the parties agree to institute an ADR proceeding and an Umpire determines that Manager has defaulted in the performance of a material obligation hereunder;

          (c) a court renders a final decision finding that Manager has defaulted in the performance of a material obligation hereunder, and Manager does not deliver a notice of appeal to the appropriate parties within the applicable appeal period; or

          (d) a court renders a final decision finding that Manager has defaulted in the performance of a material obligation hereunder and an appeal is perfected by Manager within the applicable appeal period, and a second court renders a final decision finding that Manager has defaulted in the performance of a material obligation hereunder.

     D. TERMINATION BY MANAGER. In the event that Owner shall default in the performance or observance of any term, condition or covenant contained in this Agreement, and such default shall continue for a period of thirty (30) days after receipt by Owner from Manager of a Default Notice specifying such default and requesting that the same be remedied in such thirty-day period, then Manager may terminate this Agreement by written notice to Owner, provided that Manager shall continue to provide services in accordance with this Agreement for such additional time, not to exceed one hundred eighty
(180) days,
as Owner shall require in order to enlist the services of a successor managing agent.

     Owner shall be deemed to have complied with a Default Notice given under this Section XVI.D if the default is such that it cannot reasonably be remedied within thirty (30) days (a monetary default being acknowledged by the parties as a default which is capable of cure within 30 days), and Owner shall, in good faith, have commenced to remedy that default specified therein as soon as is practicable after receiving such Default Notice, and thereafter diligently prosecuted the cure to its completion and remedied such default within ninety (90) days after Owner's receipt of the Default Notice.

     E. MANAGER'S RIGHTS AND OBLIGATIONS ON TERMINATION. Upon termination of this Agreement Manager shall;

     (1) promptly surrender and deliver to Owner any space in the Property occupied by Manager and pay to Owner or as Owner shall direct all moneys due to Owner under this Agreement including any moneys received after termination;

     (2) deliver to Owner within fifteen (15) Business Days originals in the possession of or reasonably available to Manager, its Affiliates, agents or employees, or, if such originals are not in the possession of or reasonably available to Manager, copies of all contracts, documents, reports, market studies, files, funds, surveys, insurance policies, papers, Leases, keys, records and other property pertaining to this Agreement or to the Property in the possession of or reasonably available to Manager, its Affiliates, agents or employees;

     (3) furnish all such information and take all such actions as Owner may reasonably require in order to effect an orderly and systematic termination of Manager's duties and activities hereunder and the appointment of a substitute manager;

     (4) as soon as is reasonably practicable, deliver to Owner, at Owner's expense, audited financial statements reflecting the balance of all Gross Income, all capital contributions, all Operating Expenses, all capital expenses and the credit balance of all accounts maintained by Manager under this Agreement as at the date of termination;

     (5) if requested by Owner, promptly give written notice to the Occupants, in a form reasonably satisfactory to Owner, that Manager no longer manages or is otherwise associated with the Property;

     (6) immediately assign and transfer all accounts maintained by Manager under this Agreement for Owner to a person designated by Owner or as otherwise directed by Owner; and

     (7) be paid all Management Fees earned under the provisions of this Agreement prior to such termination. Manager shall not be obligated to refund any Management Fees earned and received from any month prior to the month in which this Agreement is terminated, provided, however, that Manager shall refund to Owner any overpayments of the Management Fee previously paid to Manager.

     The provisions of this Article XVI shall survive the termination of this Agreement.

                                ARTICLE XVII

                   DELIVERY OF DOCUMENTS AND NOTICES

     In order to be deemed effective, all documents to be delivered and all notices, approvals, authorizations and/or consents to be given or obtained by any party to this Agreement shall be in writing and, where a notice is to be given, shall be given by personal delivery, or sent by express mail or nationally recognized overnight courier, or by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below. In order to be effective any notice to be given by Manager to Owner must be delivered to each of the constituent general partners of Owner as specified below:

If to Owner, then to:

MRE Garden State Plaza, Inc.
c/o CGR Advisors
950 East Paces Ferry Road
Suite 2275

Atlanta, Georgia 30326
Attention: Dale R. Gilomen, Vice President
Facsimile: (404) 239-6096

With a copy to:

Arnall Golden & Gregory
55 Park Place
Suite 400
Atlanta, Georgia 30303
Attention: Paula A. Bell, Esq.
Facsimile: (404) 527-4790

And to:

Westland Management, Inc.
c/o Westfield Corporation, Inc.
11111 Santa Monica Boulevard
17th Floor
Los Angeles, California 90025
Attention: President
Facsimile: (310) 444-9071

If to Manager:

Westfield Corporation, Inc.
11111 Santa Monica Boulevard
17th Floor
Los Angeles, California 90025
Attention: President
Facsimile: (310) 444-9071

With a copy to:

Skadden, Arps, Slate, Meagher & Flom
300 South Grand Avenue
Los Angeles, California 90071
Attention: Rand S. April, Esq.
Facsimile: (213) 687-5600

The above addresses may be changed for future communications or delivery of notice hereunder by giving notice of such change to the others listed above in the manner prescribed by this Article. All notices shall be deemed effective when received by all applicable parties at the addresses set forth above (as such addresses may be changed by the parties in accordance herewith). Notwithstanding the foregoing, no notice shall be deemed ineffective because of any party's refusal to accept delivery at the address specified for the giving of such notice in accordance herewith. Any notice delivered by facsimile shall be as a courtesy copy only. Any notice which is intended to initiate a response period provided in this Agreement must specifically reference such response period in order to effectively initiate such response period.

                           ARTICLE XVIII

                       MISCELLANEOUS PROVISIONS

      A. LAW TO APPLY. This Agreement is made in and shall be governed by and construed in accordance with the laws of the State of New Jersey.

      B. INCORPORATION BY REFERENCE. Exhibits A, B, C and D as attached hereto, are hereby expressly incorporated herein to the same extent and with the same effect as if fully set out herein.

      C. SECTION HEADINGS AND REFERENCES. Headings at the beginning of Articles and Sections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement. All references herein to specific Articles or Sections are references to the applicable Articles or Sections of this Agreement, unless otherwise indicated.

      D. TERMS. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders.

      E. WAIVER. Any waiver, express or implied, by a party hereto, of any breach of this Agreement by another party or parties, shall not be considered a waiver of any subsequent breach.

      F. SEVERABILITY. The invalidity or unenforceability of any portion of this Agreement shall not render the remainder hereof invalid or unenforceable.

      G. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, with the same effect as if all parties hereto had all signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one more additional signature pages.

      H. TIME. Time is of the essence of this Agreement and each of its provisions.

      I. INCORPORATION OF PRIOR AGREEMENTS. This Agreement contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto.

      J. FURTHER ASSURANCES. Each party hereto hereby agrees to execute and deliver any and all instruments, agreements and other documents reasonably necessary to effect the acts contemplated hereby, to the extent required by this Agreement.

      K. ATTORNEYS' FEES. If any party commences an action against another to enforce any of the terms hereof or because of the breach by any party of any of the terms hereof, and if such action is not pursued pursuant to the ADR procedure set forth in Section T of this Article, then the successful party after final judgment shall be entitled to receive from the other party its reasonable attorneys' fees and other costs and expenses incurred in connection with the prosecution or defense of such action.

      In addition to such attorneys' fees, with respect to any monetary judgment rendered under any such action or any ADR procedure, the amount of any monetary judgment shall include interest at the rate of ten percent (10%) per annum on the amount of any such monetary judgment, from the date upon which such action was commenced through the date upon which such monetary judgment is paid to the prevailing party. The foregoing accrual of interest shall not be payable with respect to an action by Manager against Owner for the payment of a Management

Fee, where such unpaid Management Fee is accruing interest in accordance with
Section VIII.A above.

      L. PERSONAL AGREEMENT. This Agreement shall be binding on the parties hereto. The parties acknowledge that Owner has selected Manager to perform the services contemplated hereunder due to the particular skills, experience and expertise available to Manager, that Owner is expressly relying on those qualifications of Manager and that Manager's qualifications are a material inducement to Owner in entering into this Agreement. The parties hereto further recognize that this is a personal services contract as to Manager and that the services to be performed hereunder are personal in nature and are to be performed solely by Manager and various employees, contractors and consultants selected by manager and approved by Owner where required pursuant to this Agreement. No assignment by Manager shall be effective for any purpose without the written consent and approval of Owner; provided, however, that notwithstanding the foregoing provisions of this Section L. Manager shall have the right to assign its rights and obligations under this Agreement to an Affiliate without Owner's prior consent provided that (i) the Guaranty remains in place, (ii) the personnel to be employed by such transferee have the same level of skills, experience and expertise relating to the management of top tier regional malls as the personnel of Manager, and
(iii) the transferee Person assumes the obligations and liabilities of Manager hereunder from and after the effective date of such transfer. Upon any such transfer, Manager shall be released from all liabilities arising hereunder from and after the effective date of such transfer. Any attempted assignment in violation of the provisions of this Section L shall be void AB INITIO.

      M. NO PARTNERSHIP. Nothing contained in this Agreement shall constitute Owner and Manager as partners with one another. Each of the parties shall have the right to engage in other businesses and business transactions and the other party shall have no right or interest therein.

      N. AMENDMENTS. No amendment to this Agreement shall be effective unless signed by the party to be charged with any additional responsibilities thereunder.

      O.  INDEMNITIES.

      (1) Manager hereby agrees to indemnify, defend and protect Owner and each of Owner's constituent partners and their respective officers and directors (such persons collectively called "the indemnified parties" for the purposes of this Section XVIII.O(1)), and hold each of the indemnified parties harmless against all losses, damages, costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses incurred in good faith and court costs) incurred by the indemnified parties by reason of any claim or demand being made upon or any action taken against any of the indemnified parties arising from Manager's negligence or willful misconduct or any breach or failure to perform any of Manager's covenants, obligations, warranties or representations contained in this Agreement. The indemnified parties shall, in good faith, endeavor to notify Manager in writing as to every such claim, demand or action against the indemnified parties within ten
(10) Business Days after the indemnified parties become aware that such claim or demand has been made or such action has been taken. A good faith failure to notify Manager shall not limit Manager's liability under this Section XVIII.O(1).

      (2) Owner hereby agrees to indemnify, defend and protect Manager and each of Manager's officers and directors (each such person collectively called "the indemnified parties" for the purposes of this Section XVIII.0(2)), and hold each of the indemnified parties harmless against all losses, damages, costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses incurred in good faith and court costs) incurred by the indemnified parties by reason of any claim or demand being made upon or any action taken against any of the indemnified parties arising from (i) any negligence or willful misconduct of Owner, or any breach or failure to perform any of Owner's covenants, obligations, warranties or representations contained in this Agreement, or (ii) any act taken or omission made by Manager in the performance of its obligations under this Agreement, which act or omission was within the express or implied scope of authority conferred by this Agreement or otherwise by Owner, and is not the result of Manager's negligence, willful misconduct or default in the performance or observance of any term, condition or covenant contained in this Agreement. The indemnified parties shall, in good faith, endeavor to notify Owner in writing as to every such claim, demand or action against the indemnified parties within ten (10) Business Days after the indemnified parties become aware that such claim or demand has been made or such action has been taken. A good faith failure to notify Owner shall not limit Owner's liability under this
Section XVIII.0(2).

      (3) No person engaged as an independent contractor by Owner or Manager shall be considered an employee, servant, agent or other Person that Owner or Manager (as the case may be) shall be obligated to indemnify for the purposes of this Section XVIII.0. The indemnities contained in this Section XVIII.0 made by Owner and Manager shall survive the termination of this Agreement.

      P. OBJECT OF AGREEMENT. The object of this Agreement is the provision of services by the Manager to Owner, and no tangible property will be conveyed other than tangible property incidental to the provision of such services.

      Q. LIMITATION OF LIABILITY. Manager acknowledges and agrees that Owner's and its constituent partners' respective liability under this Agreement to Manager shall be limited to their respective interests in the Property and neither Owner nor its constituent partners shall have any personal liability to Manager hereunder, and Manager shall not make any claims against any assets of Owner or its constituent partners other than their respective interests in the Property to satisfy any liabilities of Owner or its constituent partners to Manager hereunder.

      R.  REIT STATUS.

      (1) A constituent partner of owner is an Affiliate of Hexalon Real Estate, Inc., a Delaware corporation ("HEXALON"), which is a real estate investment trust within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "CODE") and is subject to the provisions of Sections 856 through and including 859 of the Code. So long as Hexalon or any other REIT owns, directly or indirectly, any interest in Owner then, notwithstanding any other provision of this Agreement to the contrary,

           (a)  Manager shall not cause Owner to own,
directly or indirectly or by attribution (in accordance with the attribution rules referred to in Section 865(d)(5) of the Code), in the aggregate more than 10% of all classes of stock or more than 10% of the voting power (or, with respect to any such Person which is not a corporation, an interest of 10% or more in the assets or net profits of such Person) of an Occupant of all or any part of the Property, or any other assets of Owner, except in each case with the specific prior written consent of the constituent partner(s) of Owner Affiliated with Hexalon or any other REIT; and

           (b) subject to Section R(3) of this Article, all Leases or subleases of space in the Property shall only provide for rents and charges for services which constitute rents from real property within the meaning of
Section 856(d) of the Code with respect to each Affiliated REIT (as defined in the Partnership Agreement).

      (2) In the event that there shall be a change after the date hereof in the Code and regulations, or interpretations thereof by the Internal Revenue Service, the U.S. Department of the Treasury or a court of competent, jurisdiction that would, in the reasonable judgment either of the constituent general partner(s) of Owner Affiliated with Hexalon or any other REIT owning a direct or indirect interest in Owner, cause gross receipts from Occupants of the Property not to be treated as gross income described in
Section 856(c)(3) of the Code based solely on the Manager continuing to serve as manager of the Property under this Agreement, Owner may terminate this Agreement upon no fewer than 30 days' prior written notice to Manager. In the event of a termination pursuant to the foregoing provision, Owner shall promptly enter into a substitute management agreement with Manager or an Affiliate of Manager for the management of the Property upon terms and conditions as similar to the terms and conditions contained herein as is possible, provided that Owner shall not be required to enter into such substitute management agreement if subject to Section R(3) of this Article, it shall result in the gross receipts from Occupants of the Property not being treated as rents from real property within the meaning of Section 856(d) of the Code with respect to each Affiliated REIT (as defined in the Partnership Agreement); provided, further, that in no event shall Owner be obligated to enter into any new agreement which materially alters the rights and obligations of the parties hereto.

      (3) Notwithstanding anything to the contrary contained in this Section R, Owner and Manager agree that, during any period that Manager is affiliated with the Affiliated REIT of the Stapled Partners (as such terms are defined in the Partnership Agreement):

           (a) Manager need not be an "independent contractor" (as described in Section 856(d)(3) of the Code) with respect to the Affiliated REIT of the Stapled Partners; and

           (b) Rents from the Project attributable to the lease of space to Manager or the Property Manager need not be "rents from real property" within the meaning of Section 856(d) of the Code with respect to the Affiliated REIT of the Stapled Partners.

      S.  OWNER'S LENDERS AND/OR PURCHASERS.

      (1) Manager shall, at the request of Owner, enter into agreements with lenders providing financing to Owner encumbering all or any part of the Property, pursuant to which agreements Manager (i) recognizes the collateral rights, if any, of such lender(s) with respect to this Agreement, and (ii) acknowledges that if any such lender forecloses upon Owner's interest in this Agreement, then such lender or its assignee shall not be liable for any act or omission of Owner under this Agreement prior to the date of such foreclosure or assignment; provided that Manager shall not be obligated to enter into any such agreement that materially increases Manager's obligations or materially diminishes Manager's rights hereunder.

      (2) Manager shall, at Owner's request, cooperate with and provide information to any lender(s) providing financing to Owner or to any potential purchaser(s) of the Property regarding actual facts and matters within the knowledge of Manager's personnel engaged in the management of the Property.

      T.  ALTERNATIVE DISPUTE RESOLUTION.

      (1) Any dispute between Manager and Owner as to Manager's or Owner's negligence or willful misconduct, and upon Owner's and Manager's mutual written agreement any other question, dispute, claim, controversy, refusal to perform or other issue of any nature whatsoever which arises between Manager and Owner in connection with this Agreement (any such dispute, question, claim, controversy, refusal to perform or other issue being referred to herein as an "ISSUE"), shall be finally and non-appealably resolved by the parties to the dispute (collectively, "PARTIES") solely and exclusively pursuant to alternative dispute resolution ("ADR") as provided in the New Jersey Alternative Procedure for Dispute Resolution Act, N.J.S.A. A:23A-1 ET SEQ. (the "ACT"), in lieu of all other judicial, administrative and other remedies of every nature whatsoever.

      (2) Except as specifically provided under the Act, the Parties hereby irrevocably waive all rights, whether state, federal or otherwise, to trial by jury and court appeal or other review regarding any Issue.

      (3) By written notice ("NOTICE OF DISPUTE") to all other Parties, any Party may make a demand for ADR to be conducted pursuant to the Act with respect to any Issue and shall require that the Issue(s) detailed therein be submitted to an umpire authorized under the Act and selected by the Parties as hereinafter provided ("UMPIRE"). The Parties shall appoint an Umpire of the ADR within ten (10) days after the date of any Notice of Dispute.

      (4) Written notice ("NOTICE OF DESIGNATION") shall be given collectively by all Parties to the Umpire selected. In the event any Umpire chosen is unable or unwilling to serve, the Parties shall designate in writing another agreeable Umpire from the group of persons described below. This process shall continue until an Umpire has been selected, who is able and willing to serve, but in no event shall the process continue beyond fifteen (15) days after the date of any Notice of Dispute. The order of preference regarding selection of an Umpire is:

           (i)  any retired or former judge of a New Jersey Superior Court;

           (ii) any retired or former U.S. Federal District Court Judge who sat on the Federal District Court in the State of New Jersey; or

           (iii) such other person as to whom the Parties shall agree in writing.

Any Umpire chosen must be able to hear the ADR promptly and render a decision thereon. No Umpire shall be (x) a current employee of any political party,
(y) associated with any aspect of New Jersey government (except a retired or former New Jersey Superior Court judge), or (z) subject to disqualification pursuant to the standards set forth for judges in Paragraph 3c of the American Bar Association Code of Judicial Conduct. If the Parties fail to select an Umpire, or if all Umpire(s) designated shall have failed to accept the appointment within fifteen (15) days from the date of the Notice of Dispute, the Parties shall be deemed to have failed to select an Umpire for purposes of the Act. Upon application by any Party in such event, an Umpire shall then be appointed by the New Jersey Superior Court as provided under
Section 9a of the Act.

      (5) Trial hearings held pursuant to Section 11g of the Act shall be held continuously on all regular court days unless otherwise specifically ordered by the Umpire for good cause shown due to unusual circumstances, as detailed in a determination made by the Umpire upon application of any Party. Within fifteen (15) days after completion of the ADR, the Umpire shall render his decision and award.

      (6) Each Party shall pay its own attorneys' fees, costs, expenses and disbursements incurred in connection with the ADR as herein provided. The fees for and all costs, expenses and disbursements incurred by the Umpire shall be paid by the Parties in equal shares.

      (7) Except as otherwise provided herein, the provisions of the Act shall govern the procedures, methods and rights of the Parties pertaining to any ADR.

      (8) Each Party hereto has had this Section XVIII.T. reviewed by its own counsel and acknowledges and agrees that it shall be bound by the provisions hereof.

      U. UNILATERAL ACTS BY HRE. Manager acknowledges that as long as Manager is a Related Person to the Managing General Partner of Owner (as defined in the Partnership Agreement), HRE shall have the right, to be exercised consistent with the provisions of the Partnership Agreement, to act unilaterally on behalf of Owner and its constituent partners with respect to
(1) giving any Default Notices pursuant to Section XVI.C, (2) the termination of this Agreement pursuant to Article XVI (except as otherwise expressly provided in such Article) and the enforcement of any remedies in connection therewith, and (3) any ADR procedure pursuant to Section XVIII.T.

      V. LIABILITY LIMITED TO PERCENTAGE INTERESTS. Subject to the limitations in Section XVIII.Q, and notwithstanding any other provision contained in this Agreement, Manager acknowledges that each constituent partner of Owner shall contribute to all payments which Owner has agreed or is obligated to make to Manager pursuant hereto in a proportion equal to the proportion which such constituent partner's Percentage Interest (as defined in the Partnership Agreement) from time to time bears to 100% and shall pay that share of each such payment as and when the same is due. Accordingly, Manager shall not be entitled under any circumstance to recover from any constituent partner of Owner more than the allocable share of any Owner's liability under this Agreement payable by such constituent partner in accordance with the foregoing sentence.

      W. SEVERAL LIABILITY. Manager acknowledges that the liability of Owner's constituent partners with respect to Owner's obligations under this Agreement is several only, and not joint and several.

      X. EXECUTION BY PARTNERS. HRE, WMI and LP have executed this Agreement solely to assure their ability to enforce the respective rights expressly granted to Owner's constituent partners pursuant to Articles XVI and XVIII of this Agreement, and HRE, WMI and LP acknowledge that their execution of this Agreement shall not convey to them any rights hereunder other than those expressly granted herein to the constituent partners of Owner.

      Y. BINDING EFFECT. Except as herein otherwise expressly provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties


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

hereto, and their respective heirs, legal representatives, successors and permitted assigns.

      Z. NO THIRD PARTY BENEFICIARY. This Agreement is made for the exclusive benefit of the parties hereto, their executors, administrators, successors and assigns herein permitted (including, without limitation, persons taking by novation or accession) and except as otherwise expressly provided not for any third party as a third party beneficially or otherwise, it being acknowledged that the constituent partners of Owner are not third parties. Except as otherwise specifically provided, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto, their executors, administrators, successors and assigns herein permitted, any rights or remedies by reason of this Agreement.

      AA. CUMULATIVE RIGHTS. Unless otherwise provided in this Agreement, all rights, privileges, and remedies afforded the parties by this Agreement shall be cumulative and in addition to, and not exclusive of, any other rights, remedies and benefits allowed by law or equity to any party and the exercise of any one of such remedies shall not be deemed to be a waiver of any other right, remedy or privilege provided for herein or available at law or equity.

                         [signatures on following page]


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

      IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be executed as of the date first above written.

                                   OWNER:

                                   WESTLAND GARDEN STATE PLAZA, L.P.,
                                   a Delaware limited partnership

                                   By:  WESTLAND MANAGEMENT, INC.
                                        a Delaware corporation,
                                        Managing General Partner

                                        By:   /s/ PETER S. LOWY
                                           ---------------------------------
                                        Title:  Vice President
                                                ----------------------------


                                   By:  HRE GARDEN STATE PLAZA, INC.,
                                        a Delaware corporation,
                                        General Partner

                                        By: /s/ STANLEY A. WARNICK
                                           -----------------------------------

                                        Title: Vice President
                                               -------------------------------

                                   MANAGER:

                                   WESTFIELD CORPORATION, INC.,
                                   a Delaware partnership

                                   By:   /s/ PETER S. LOWY
                                      ---------------------------------
                                   Title:  Vice President
                                           ----------------------------

                              (signatures continued on following page)


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

                                   HRE:

                                   HRE GARDEN STATE PLAZA, INC.,
                                   a Delaware corporation

                                   By:   /s/ STANLEY A. WARNICK
                                      ---------------------------------
                                   Title:  Vice President
                                           ----------------------------


                                   WMI:

                                   WESTLAND MANAGEMENT, INC.
                                   a Delaware corporation

                                   By:   /s/ PETER S. LOWY
                                      ---------------------------------
                                   Title:  Vice President
                                           ----------------------------


                                   LP:

                                   WESTLAND PARTNERS, INC.,
                                   a Delaware corporation

                                   By:   /s/ PETER S. LOWY
                                      ---------------------------------
                                   Title:  Vice President
                                           ----------------------------


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

                                                             GARDEN STATE PLAZA



  The following Exhibits have been omitted but will be furnished to the Securities and Exchange Commission upon request:


  Exhibit A. -- Legal Description (Including expansion site)

  Exhibit B. -- Initial Leasing Guidelines

  Exhibit C. -- Interim Annual Plan for period from July 1, 1993 through June
                30, 1994

  Exhibit D. -- Australian Holidays


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